EXHIBIT 10.17

10/31/01 SOG(BY)

CALIFORNIA FORM 9/05

LEASE

GATEWAY COLORADO PROPERTIES, INC.,

a California corporation

Landlord,

and

PHENOMIX CORPORATION,

a Delaware corporation

Tenant

10/31/01 SOG(BY)

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TABLE OF CONTENTS

(Continuation)

		Page
38.	EXAMINATION NOT OPTION	19
39.	RECORDATION	19
40.	LIMITATION OF LANDLORD’S LIABILITY	19

ADDENDUM I

CONTINUING LEASE GUARANTY (Individual)

EXHIBIT A – SITE PLAN
EXHIBIT A-1 – FLOOR PLAN DEPICTING THE PREMISES
EXHIBIT B – INITIAL ALTERATIONS
EXHIBIT C – COMMENCEMENT DATE MEMORANDUM
EXHIBIT D – RULES AND REGULATIONS

10/31/01 SOG(BY)

ii

GROSS (BY) OFFICE LEASE

REFERENCE PAGES

BUILDING:	Pacific Corporate Park 5930-5935 Cornerstone Court West San Diego, CA 92121

LANDLORD:	GATEWAY COLORADO PROPERTIES, INC., a California corporation

LANDLORD’S ADDRESS:	10105 Pacific Heights Blvd., Suite 120 San Diego, CA 92121

WIRE INSTRUCTIONS AND/OR ADDRESS FOR RENT PAYMENT:	Gateway Colorado Properties/Pacific Corporate Park File #54909 Los Angeles, CA 90074-4909

LEASE REFERENCE DATE:	November 19, 2007

TENANT:	PHENOMIX CORPORATION, a Delaware corporation

TENANT’S NOTICE ADDRESS:

(a) As of beginning of Term:	5930 Cornerstone Court West, Suite 230 San Diego, CA 92121

(b) Prior to beginning of Term (if different):	5871 Oberlin Drive, Suite 200 San Diego, CA 92121

PREMISES ADDRESS:	5930 Cornerstone Court West, Suite 230 San Diego, CA 92121

PREMISES RENTABLE AREA:	Approximately 5,995 sq. ft. (for outline of Premises see Exhibit A)

COMMENCEMENT DATE:	The later of January 1, 2008 or the date which is thirty (30) days after delivery of the Premises to Tenant in the condition required by the Lease, subject to Landlord Delays as described in Exhibit B.

TERM OF LEASE:	Approximately three (3) years, one (1) months and zero (0) days beginning on the Commencement Date and ending on the Termination Date.

TERMINATION DATE:	January 31, 2011

ANNUAL RENT and MONTHLY INSTALLMENT OF RENT(Article 3):

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Period in Months		Rentable Square Footage	Annual Rent Per Square Foot	Annual Rent	Monthly Installment of Rent
from	through
1	12	5,995	$25.20	$151,074.00	$12,589.50
13	24	5,995	$26.21	$157,116.96	$13,093.08
25	36	5,995	$27.26	$163,401.60	$13,616.80
37	37	5,995	$28.35	$169,937.76	$14,161.48

BASE YEAR (EXPENSES):	2008

BASE YEAR (TAXES):	2008

TENANT’S PROPORTIONATE SHARE:	6.12 % subject to adjustment upon confirmation of the rentable square feet of the Premieses in accordance with BOMA measurement standards.

SECURITY DEPOSIT:	$54,005.54 subject to the reduction provisions in Article 5 of the Lease.

ASSIGNMENT/SUBLETTING FEE:	$ 1,000.00

AFTER-HOURS HVAC COST:	$ 20.00 per hour, subject to change at any time.

PARKING	Tenant shall have 4.00/1,000 unreserved parking spaces per thousand usable square feet leased for the Term and Renewal Option periods.

REAL ESTATE BROKER DUE COMMISSION:	David Marino, Irving Hughes, Tenant’s Broker Rob Merkin, CB Richard Ellis, Landlord’s Broker

TENANT’S SIC CODE:	2834

BUILDING BUSINESS HOURS:	7:00 a.m. – 6:00 p.m. Monday through Friday, 8:00 a.m. – 1:00 p.m. Saturdays, excluding generally recognized holidays.

AMORTIZATION RATE:	10%

The Reference Pages information is incorporated into and made a part of the Lease. In the event of any conflict between any Reference Pages information and the Lease, the Lease shall control. This Lease includes Exhibits A through D, all of which are made a part of this Lease.

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LANDLORD:		TENANT:

GATEWAY COLORADO PROPERTIES, INC., a California corporation		PHENOMIX CORPORATION, a Delaware corporation

By:	RREEF Management Company, a Delaware corporation

By:	/s/ Peter Lloyd	By:	/s/ Laura K. Shawver
Name:	Peter Lloyd	Name:	Laura K. Shawver, Ph.D
Title:	Vice President/Regional Director	Title:	Chief Executive Officer

Dated:	1/18/07
		By:	/s/ Chris Burnley
		Name:	Chris Burnley
		Title:	Executive Vice President/Chief Operating Officer

		Dated:	1-2-08

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LEASE

By this Lease Landlord leases to Tenant and Tenant leases from Landlord the Premises in the Building as set forth and described on the Reference Pages. The Premises are depicted on the floor plan attached hereto as Exhibit A-1, and the Building is depicted on the site plan attached hereto as Exhibit A. The Reference Pages, including all terms defined thereon, are incorporated as part of this Lease.

1. USE AND RESTRICTIONS ON USE.

1.1 The Premises are to be used solely for general office purposes. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure, annoy, or disturb them, or allow the Premises to be used for any improper, immoral, unlawful, or objectionable purpose, or commit any waste. Tenant shall not do, permit or suffer in, on, or about the Premises the sale of any alcoholic liquor without the written consent of Landlord first obtained. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises and its occupancy and shall promptly comply with all governmental orders and directions for the correction, prevention and abatement of any violations in the Building or appurtenant land, caused or permitted by, or resulting from the specific use by, Tenant, or in or upon, or in connection with, the Premises, all at Tenant’s sole expense, provided, however, that in no event shall Tenant be required to make any capital repairs or replacements in or about the Premises or Building, unless required as a result of Tenant’s negligence or willful misconduct. Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything into the Premises which will in any way increase the rate of, invalidate or prevent the procuring of any insurance protecting against loss or damage to the Building or any of its contents by fire or other casualty or against liability for damage to property or injury to persons in or about the Building or any part thereof.

1.2 Tenant shall not, and shall not direct, suffer or permit any of its agents, contractors, employees, licensees or invitees (collectively, the “Tenant Entities”) to at any time handle, use, manufacture, store or dispose of in or about the Premises or the Building any (collectively “Hazardous Materials”) flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances, petroleum products or derivatives or any substance subject to regulation by or under any federal, state and local laws and ordinances relating to the protection of the environment or the keeping, use or disposition of environmentally hazardous materials, substances, or wastes, presently in effect or hereafter adopted, all amendments to any of them, and all rules and regulations issued pursuant to any of such laws or ordinances (collectively “Environmental Laws”), nor shall Tenant suffer or permit any Hazardous Materials to be used in any manner not fully in compliance with all Environmental Laws, in the Premises or the Building and appurtenant land or allow the environment to become contaminated with any Hazardous Materials used by Tenant or Tenant Entities. Notwithstanding the foregoing, Tenant may handle, store, use or dispose of products containing small quantities of Hazardous Materials (such as aerosol cans containing insecticides, toner for copiers, paints, paint remover and the like) to the extent customary and necessary for the use of the Premises for general office purposes; provided that Tenant shall always handle, store, use, and dispose of any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises, Building and appurtenant land or the environment. Tenant shall protect, defend, indemnify and hold each and all of the Landlord Entities (as defined in Article 31) harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of any actual or asserted failure of Tenant to fully comply with all applicable Environmental Laws, or the presence, handling, use or disposition in or from the Premises of any Hazardous Materials by Tenant or any Tenant Entity (even though permissible under all applicable Environmental Laws or the provisions of this Lease), or by reason of any actual or asserted failure of Tenant to keep, observe, or perform any provision of this Section 1.2.

1.3 Tenant and the Tenant Entities will be entitled to the non-exclusive use of the common areas of the Building as they exist from time to time during the Term, including the parking facilities, subject to Landlord’s reasonable rules and regulations regarding such use. However, in no event will Tenant or the Tenant Entities park more vehicles in the parking facilities than Tenant’s Proportionate Share of the total parking spaces available for common use provided that Tenant at all times have use of no less than 4 parking spaces per 1,000 usable square feet in the Premises, of such parking spaces.

2. TERM.

2.1 The Term of this Lease shall begin on the date (“Commencement Date”) which shall be the date that is thirty (30) days after the date that Landlord shall tender possession of the Premises to Tenant (as extended for Landlord Delays), and shall terminate on the date as shown on the Reference Pages (“Termination Date”), unless sooner terminated by the provisions of this Lease. Landlord shall tender possession of the Premises with all the work, if any, to be performed by Landlord pursuant to Exhibit B to this Lease substantially completed. Tenant shall deliver a punch list of items not completed within thirty (30) days after Landlord tenders possession of the Premises and Landlord agrees to proceed with due diligence to perform its obligations regarding such items. Tenant shall, at Landlord’s request, execute and deliver a memorandum agreement provided by Landlord in the form of Exhibit C attached hereto, setting forth the actual Commencement Date, Termination Date and, if necessary, a revised rent schedule. Should Tenant fail to do so within thirty (30) days after Landlord’s request, the information set forth in such memorandum provided by Landlord shall be conclusively presumed to be agreed and correct.

2.2 Tenant agrees that in the event of the inability of Landlord to deliver possession of the Premises on the Scheduled Commencement Date for any reason, Landlord shall not be liable for any damage resulting from such inability, but Tenant shall not be liable for any rent until the time when Landlord can, after notice to Tenant, deliver possession of the Premises to Tenant. No such failure to give possession on the Scheduled Commencement Date shall affect the other obligations of Tenant under this Lease, except that if Landlord is unable to deliver possession of the Premises within thirty (30) days after the Scheduled Commencement Date (other than as a result of strikes, shortages of materials, holdover tenancies or similar matters beyond the reasonable control of Landlord and Tenant is notified by Landlord in writing as to such delay), Tenant shall have the option to terminate this Lease unless said delay is as a result of: (a) Tenant’s failure to agree to plans and specifications and/or construction cost estimates or bids; (b) Tenant’s request for materials, finishes or installations other than Landlord’s standard except those, if any, that Landlord shall have expressly agreed to furnish without extension of time agreed by Landlord; (c) Tenant’s change in any plans or specifications; or, (d) performance or completion by a party employed by Tenant (each of the foregoing, a “Tenant Delay”). If any delay is the result of a Tenant Delay, the Commencement Date and the payment of rent under this Lease shall be accelerated by the number of days of such Tenant Delay.

2.3 In the event Landlord permits Tenant, or any agent, employee or contractor of Tenant, to enter, use or occupy the Premises prior to the Commencement Date, such entry, use or occupancy shall be subject to all the provisions of this Lease other than the payment of rent, including, without limitation, Tenant’s compliance with the insurance requirements of Article 11. Said early possession shall not advance the Termination Date.

3. RENT.

3.1 Tenant agrees to pay to Landlord the Annual Rent in effect from time to time by paying the Monthly Installment of Rent then in effect on or before the first day of each full calendar month during the Term, except that the first full month’s rent shall be paid upon the execution of this Lease. The Monthly Installment of Rent in effect at any time shall be one-twelfth (1/12) of the Annual Rent in effect at such time. Rent for any period during the Term which is less than a full month shall be a prorated portion of the Monthly Installment of Rent based upon the number of days in such month. Said rent shall be paid to Landlord, without deduction or offset and without notice or demand, at the Rent Payment Address, as set forth on the Reference Pages, or to such other person or at such other place as Landlord may from time to time designate in writing. If an Event of Default occurs, Landlord may require by notice to Tenant that all subsequent rent payments be made by an automatic payment from Tenant’s bank account to Landlord’s account, without cost to Landlord. Tenant must implement such automatic payment system prior to the next scheduled rent payment or within ten (10) days after Landlord’s notice, whichever is later. Unless specified in this Lease to the contrary, all amounts and sums payable by Tenant to Landlord pursuant to this Lease shall be deemed additional rent.

3.2 Tenant recognizes that late payment of any rent or other sum due under this Lease will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if rent or any other sum is not paid within 5 days of when due and payable pursuant to this Lease, a late charge shall be imposed in an amount equal to the greater of: (a) Fifty Dollars ($50.00), or (b) six percent (6%) of the unpaid rent or other payment. The amount of the late charge to be paid by Tenant shall be reassessed and added to Tenant’s obligation for each successive month until paid. The provisions of this Section 3.2 in no way relieve Tenant of the obligation to pay rent or other payments on or before the date on which they are due, nor do the terms of this Section 3.2 in any way affect Landlord’s remedies pursuant to Article 19 of this Lease in the event said rent or other payment is unpaid after date due.

4. RENT ADJUSTMENTS.

4.1 For the purpose of this Article 4, the following terms are defined as follows:

4.1.1 Lease Year: Each fiscal year (as determined by Landlord from time to time) falling partly or wholly within the Term.

4.1.2 Expenses: All costs of operation, maintenance, repair, replacement and management of the Building (including the amount of any credits which Landlord may grant to particular tenants of the Building in lieu of providing any standard services or paying any standard costs described in this Section 4.1.2 for similar tenants), as determined in accordance with generally accepted accounting principles, including the following costs by way of illustration, but not limitation: water and sewer charges; insurance charges of or relating to all insurance policies and endorsements deemed by Landlord to be reasonably necessary or desirable and relating in any manner to the protection, preservation, or operation of the Building or any part thereof; utility costs, including, but not limited to, the cost of heat, light, power, steam, gas; waste disposal; the cost of janitorial services; the cost of security and alarm services (including any central station signaling system); costs of cleaning, repairing, replacing and maintaining the common areas, including parking and landscaping, window cleaning costs; labor costs; costs and expenses of managing the Building including management fees of no more than 4.5% of Base rent and Additional Rent collected at the Building; air conditioning maintenance costs; elevator maintenance fees and supplies; material costs; equipment costs including the cost of maintenance, repair and service agreements and rental and leasing costs; purchase costs of equipment; current rental and leasing costs of items which would be capital items if purchased; tool costs; licenses, permits and inspection fees; wages and salaries; employee benefits and payroll taxes; accounting and legal fees; any sales, use or service taxes incurred in connection therewith. In addition, Landlord shall be entitled to recover, as additional rent (which, along with any other capital expenditures constituting Expenses, Landlord may either include in Expenses or cause to be billed to Tenant along with Expenses and Taxes but as a separate item), Tenant’s Proportionate Share of: (i) an allocable portion of the cost of capital improvement items which are reasonably calculated to reduce operating expenses, which shall be amortized over their useful life and only the yearly amortizing portion included in Expenses; (ii) the cost of fire sprinklers and suppression systems and other life safety systems; and (iii) other capital expenses which are required under any governmental laws, regulations or ordinances which were not applicable to the Building at the time it was constructed; but the costs described in this sentence shall be amortized over the reasonable life of such expenditures in accordance with such reasonable life and amortization schedules as shall be determined by Landlord in accordance with generally accepted accounting principles, with interest on the unamortized amount at one percent (1%) in excess of the Wall Street Journal prime lending rate announced from time to time. Expenses shall not include depreciation or amortization of the Building or equipment in the Building except as provided herein, loan principal payments, costs of alterations of tenants’ premises, leasing commissions, interest expenses on long-term borrowings or advertising costs. Notwithstanding anything to the contrary in the definition of Expenses contained in the Lease, Expenses shall be defined so as to exclude the following: (i) Any ground lease rental; (ii) Capital expenditures required by Landlord’s failure to comply with laws; (iii) Costs incurred by Landlord with respect to goods and services (including utilities sold and supplied to tenants of the Building) to the extent that Landlord is entitled to reimbursement for such costs; (iv) Costs incurred by Landlord for the repair of damage to the Building to the extent that Landlord is reimbursed by insurance proceeds; (v) Costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for other tenants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants of the Building; (vi) Depreciation and amortization, except as provided herein and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party where such depreciation and amortization would otherwise have been included in the charge for such third party’s services, all as determined in accordance with generally accepted accounting principles, consistently applied, and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life; (vii) Leasing commissions, attorneys’ fees, and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants of the Building; (viii) Subject to the exception in (xxi), costs incurred by Landlord for alterations which are considered capital improvements and replacements under generally accepted accounting principles, consistently applied; (ix) Subject to the exception in (xxi), costs of a capital nature, except as provided below, including, without limitation, capital improvements, capital repairs, capital equipment and capital tools, all as determined in accordance with generally accepted accounting principles, consistently applied; (x) Expenses in connection with services or other benefits which are not offered to Tenant or for which another tenant of the Building is charged directly; (xi) Costs incurred by Landlord due to the violation by Landlord or any tenants of the terms and conditions of any lease of space in the Building or any violation by Landlord of the terms of any ground lease or mortgage for the Building; (xii) overhead and profit increments paid to Landlord or to subsidiaries or affiliates of Landlord for services in the Building to the extent the same exceeds the costs of such services rendered by unaffiliated third parties on a competitive basis; (xiii) Interest, points and fees on debt or amortization on any mortgage or mortgages encumbering the Building;(xiv) Landlord’s general corporate overhead and general administrative expenses; (xv) Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord; (xvi) Subject to (xxi), rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature, except equipment not affixed to the Building which is used in providing janitorial or similar services; (xvii) All items and services for which Tenant or any other tenant in the Building reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement; (xviii) Advertising and promotional expenditures, and costs of signs in or on the Building identifying the owner of the Building or any tenant of the Building; (xix) Electric power costs for which any tenant directly contracts with the local public service company; (xx) Services provided and costs incurred in connection with retail operations in the Building; (xxi) Costs for capital improvements made to reduce Operating Expenses above the amount reasonably anticipated to be saved as the result of such capital improvement; (xxii) Tax penalties incurred as a result of Landlord’s negligence or inability or unwillingness to make payments when due; (xxiii) All assessments which are not specifically charged to Tenant, which can be paid by Landlord in installments shall be paid by Landlord in the maximum number of installments permitted by law and charged as Operating Expenses only in the year in which the assessment installment is actually paid; (xxiv) Taxes and assessments attributable to the tenant improvements of other tenants or the property of other tenants if such taxes or assessments are separately paid by said tenant or are payable by said tenant pursuant to its lease; and (xxv) Costs for maintenance of the structural components of the Building, including, without limitation all structural walls, foundations, concrete subflooring, structural elements of the roof and underground utilities.

4.1.3 Taxes: Real estate taxes and any other taxes, charges and assessments which are levied with respect to the Building or the land appurtenant to the Building, or with respect to any improvements, fixtures and equipment or other property of Landlord, real or personal, located in the Building and used in connection with the operation of the Building and said land, any payments to any ground lessor in reimbursement of tax payments made by such lessor; and all fees, expenses and costs incurred by Landlord in investigating, protesting, contesting or in any way seeking to reduce or avoid increase in any assessments, levies or the tax rate pertaining to any Taxes to be paid by Landlord in any Lease Year. Taxes shall not include any corporate franchise, or estate, inheritance or net income tax, or tax imposed upon any transfer by Landlord of its interest in this Lease or the Building or any taxes to be paid by Tenant pursuant to Article 28.

4.2 If in any Lease Year, (i) Expenses paid or incurred shall exceed Expenses paid or incurred in the Base Year (Expenses) and/or (ii) Taxes paid or incurred by Landlord in any Lease Year shall exceed the amount of such Taxes which became due and payable in the Base Year (Taxes), Tenant shall pay as additional rent for such Lease Year Tenant’s Proportionate Share of such excess. Landlord shall make such determination within ninety (90) days after end of each calendar year.

4.3 The annual determination of Expenses shall be made by Landlord and shall be binding upon Landlord and Tenant, subject to the provisions of this Section 4.3. During the Term, Tenant may review, at Tenant’s sole cost and expense, the books and records supporting such determination in an office of Landlord, or Landlord’s agent, during normal business hours, upon giving Landlord five (5) days advance written notice within sixty (60) days after receipt of such determination, but in no event more often than once in any one (1) year period, subject to execution of a confidentiality agreement acceptable to Landlord, and provided that if Tenant utilizes an independent accountant to perform such review it shall be one of national standing which is reasonably acceptable to Landlord, is not compensated on a contingency basis and is also subject to such confidentiality agreement. If Tenant fails to object to Landlord’s determination of Expenses within ninety (90) days after receipt, or if any such objection fails to state with specificity the reason for the objection, Tenant shall be deemed to have approved such determination and shall have no further right to object to or contest such determination. In the event that during all or any portion of any Lease Year or Base Year, the Building is not fully rented and occupied Landlord shall make an appropriate adjustment in occupancy-related Expenses and Taxes for such year for the purpose of avoiding distortion of the amount of such Expenses and Taxes to be attributed to Tenant by reason of variation in total occupancy of the Building, by employing consistent and sound accounting and management principles to determine Expenses and Taxes that would have been paid or incurred by Landlord had the Building been at least ninety-five percent (95%) rented and occupied (as to Expenses) or 100% rented and occupied as to Taxes, and the amount so determined shall be deemed to have been Expenses for such Lease Year.

4.4 Prior to the actual determination thereof for a Lease Year, Landlord may from time to time estimate Tenant’s liability for Expenses and/or Taxes under Section 4.2, Article 6 and Article 28 for the Lease Year or portion thereof. Landlord will give Tenant written notification of the amount of such estimate and Tenant agrees that it will pay, by increase of its Monthly Installments of Rent due in such Lease Year, additional rent in the amount of such estimate. Any such increased rate of Monthly Installments of Rent pursuant to this Section 4.4 shall remain in effect until further written notification to Tenant pursuant hereto.

4.5 When the above mentioned actual determination of Tenant’s liability for Expenses and/or Taxes is made for any Lease Year and when Tenant is so notified in writing, then:

4.5.1 If the total additional rent Tenant actually paid pursuant to Section 4.3 on account of Expenses and/or Taxes for the Lease Year is less than Tenant’s liability for Expenses and/or Taxes, then Tenant shall pay such deficiency to Landlord as additional rent in one lump sum within thirty (30) days of receipt of Landlord’s bill therefor; and

4.5.2 If the total additional rent Tenant actually paid pursuant to Section 4.3 on account of Expenses and/or Taxes for the Lease Year is more than Tenant’s liability for Expenses and/or Taxes, then Landlord shall credit the difference against the then next due payments to be made by Tenant under this Article 4, or, if the Lease has terminated, refund the difference in cash. Tenant shall not be entitled to a credit by reason of actual Expenses and/or Taxes in any Lease Year being less than Expenses and/or Taxes in the Base Year (Expenses and/or Taxes).

4.6 If the Commencement Date is other than January 1 or if the Termination Date is other than December 31, Tenant’s liability for Expenses and Taxes for the Lease Year in which said Date occurs shall be prorated based upon a three hundred sixty-five (365) day year.

5. SECURITY DEPOSIT. Tenant shall deposit the Security Deposit with Landlord upon the execution of this Lease in the amount of Fifty-Four Thousand, Five Dollars and 54/100 ($54,005.54). Provided Tenant is not in default of the Lease, the Security Deposit shall be reduced by $12,589.50 and such amount credited towards Monthly Installment of Rent during the thirteenth (13th) month of the Lease Term, and thereby reduced by $13,093.08 and such amount credited towards the Monthly Installment of Rent for the Twenty-Fourth (24th) month of the Lease Term. Said sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant and not as an advance rental deposit or as a measure of Landlord’s damage in case of Tenant’s default. If Tenant defaults with respect to any provision of this Lease, Landlord may use any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion is so used, Tenant shall within ten (10)days after written demand therefor, deposit with Landlord an amount sufficient to restore the Security Deposit to its original amount and Tenant’s failure to do so shall be a material breach of this Lease. Except to such extent, if any, as shall be required by law, Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant at such time after termination of this Lease when Landlord shall have determined that all of Tenant’s obligations under this Lease have been fulfilled. Notwithstanding anything to the contrary contained herein or in Article 23 hereof, Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any similar or successor Regulations or other laws now or hereinafter in effect. Landlord shall return the Security Deposit to Tenant within thirty (30) days after expiration or termination of this Lease.

6. ALTERATIONS.

6.1 Except for those, if any, specifically provided for in Exhibit B to this Lease, Tenant shall not make or suffer to be made any alterations, additions, or improvements, including, but not limited to, the attachment of any fixtures or equipment in, on, or to the Premises or any part thereof or the making of any improvements as required by Article 7, without the prior written consent of Landlord which consent shall not be unreasonably withheld or delayed. When applying for such consent, Tenant shall, if requested by Landlord, furnish complete plans and specifications for such alterations, additions and improvements. Landlord’s consent shall not be unreasonably withheld with respect to alterations which (i) are not structural in nature, (ii) are not visible from the exterior of the Building, (iii) do not affect or require modification of the Building’s electrical, mechanical, plumbing, HVAC or other systems, and (iv) in aggregate do not cost more than $5.00 per rentable square foot of that portion of the Premises affected by the alterations in question.

6.2 In the event Landlord consents to the making of any such alteration, addition or improvement by Tenant, the same shall be made by using either Landlord’s contractor or a contractor reasonably approved by Landlord, in either event at Tenant’s sole cost and expense. If Tenant shall employ any contractor other than Landlord’s contractor and such other contractor or any subcontractor of such other contractor shall employ any non-union labor or supplier, Tenant shall be responsible for and hold Landlord harmless from any and all delays, damages and extra costs suffered by Landlord as a result of any dispute with any labor unions concerning the wage, hours, terms or conditions of the employment of any such labor.

6.3 All alterations, additions or improvements proposed by Tenant shall be constructed in accordance with all government laws, ordinances, rules and regulations, using Building standard materials where applicable, and Tenant shall, prior to construction, provide the additional insurance required under Article 11 in such case, and also all such assurances to Landlord as Landlord shall reasonably require to assure payment of the costs thereof, including but not limited to, notices of non-responsibility, waivers of lien, and to protect Landlord and the Building and appurtenant land against any loss from any mechanic’s, materialmen’s or other liens. Tenant shall pay in addition to any sums due pursuant to Article 4, any increase in real estate taxes attributable to any such alteration, addition or improvement for so long, during the Term, as such increase is ascertainable; at Landlord’s election said sums shall be paid in the same way as sums due under Article 4.

7. REPAIR.

7.1 Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises, except as specified in Exhibit B if attached to this Lease and except that Landlord shall repair and maintain in good condition the common areas and structural portions of the Building, including the basic plumbing, air conditioning, heating and electrical systems installed or furnished by Landlord, including without limitation, the parking spaces, landscaping, lobbies and common restrooms. By taking possession of the Premises, Tenant accepts them as being in good order, condition and repair and in the condition in which Landlord is obligated to deliver them, except as set forth in the punch list to be delivered pursuant to Section 2.1. It is hereby understood and agreed that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically set forth in this Lease.

7.2 Tenant shall, at all times during the Term, keep the Premises in good condition and repair excepting damage by fire, or other casualty, and in compliance with all applicable governmental laws, ordinances and regulations, promptly complying with all governmental orders and directives for the correction, prevention and abatement of any violations or nuisances in or upon, or connected with, the Premises, all at Tenant’s sole expense.

7.3 Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant.

7.4 Except as provided in Article 22, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or to fixtures, appurtenances and equipment in the Building provided that Landlord shall use reasonable efforts to minimize interference with Tenant’s use of the Premises and any disruptions. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code, or any similar or successor Regulations or other laws now or hereinafter in effect.

8. LIENS. Tenant shall keep the Premises, the Building and appurtenant land and Tenant’s leasehold interest in the Premises free from any liens arising out of any services, work or materials performed, furnished, or contracted for by Tenant, or obligations incurred by Tenant. In the event that Tenant fails, within ten (10) days following the imposition of any such lien, to either cause the same to be released of record or provide Landlord with insurance against the same issued by a major title insurance company or such other protection against the same as Landlord shall accept (such failure to constitute an Event of Default), Landlord shall have the right to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be payable to it by Tenant within ten (10)days of Landlord’s demand.

9. ASSIGNMENT AND SUBLETTING.

9.1 Tenant shall not have the right to assign or pledge this Lease or to sublet the whole or any part of the Premises whether voluntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, and shall not make, suffer or permit such assignment, subleasing or occupancy without the prior written consent of Landlord, such consent not to be unreasonably withheld, and said restrictions shall be binding upon any and all assignees of the Lease and subtenants of the Premises. In the event Tenant desires to sublet, or permit such occupancy of, the

Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord at least thirty (30)days but no more than one hundred twenty (120) days prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease or assignment and copies of financial reports and other relevant financial information of the proposed subtenant or assignee.

9.2 Notwithstanding any assignment or subletting, permitted or otherwise, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent specified in this Lease and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an Event of Default, if the Premises or any part of them are then assigned or sublet, Landlord, in addition to any other remedies provided in this Lease or provided by law, may, at its option, collect directly from such assignee or subtenant all rents due and becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant’s obligations under this Lease.

9.3 In addition to Landlord’s right to approve of any subtenant or assignee, Landlord shall have the option, in its sole discretion, in the event of any proposed subletting of the entire Premises or assignment, to terminate this Lease as of the date the subletting or assignment is to be effective. The option shall be exercised, if at all, by Landlord giving Tenant written notice given by Landlord to Tenant within thirty (30) days following Landlord’s receipt of Tenant’s written notice as required above. However, if Tenant notifies Landlord, within five (5) days after receipt of Landlord’s termination notice, that Tenant is rescinding its proposed assignment or sublease, the termination notice shall be void and the Lease shall continue in full force and effect. If this Lease shall be terminated with respect to the entire Premises pursuant to this Section, the Term of this Lease shall end on the date stated in Tenant’s notice as the effective date of the sublease or assignment as if that date had been originally fixed in this Lease for the expiration of the Term. Tenant shall, at Tenant’s own cost and expense, discharge in full any outstanding commission obligation which may be due and owing as a result of any proposed assignment or subletting, whether or not the Premises are recaptured pursuant to this Section 9.3 and rented by Landlord to the proposed tenant or any other tenant.

9.4 In the event that Tenant sells, sublets, assigns or transfers this Lease, Tenant shall pay to Landlord as additional rent an amount equal to fifty percent (50%)of any Increased Rent (as defined below), less the Costs Component (as defined below), when and as such Increased Rent is received by Tenant. As used in this Section, “Increased Rent” shall mean the excess of (i) all rent and other consideration which Tenant is entitled to receive by reason of any sale, sublease, assignment or other transfer of this Lease, over (ii) the rent otherwise payable by Tenant under this Lease at such time. For purposes of the foregoing, any consideration received by Tenant in form other than cash shall be valued at its fair market value as determined by Landlord in good faith. The “Costs Component” is that amount which, if paid monthly, would fully amortize on a straight-line basis, over the entire period for which Tenant is to receive Increased Rent, the reasonable costs incurred by Tenant for leasing commissions and tenant improvements in connection with such sublease, assignment or other transfer.

9.5 Notwithstanding any other provision hereof, it shall be considered reasonable for Landlord to withhold its consent to any assignment of this Lease or sublease of any portion of the Premises if at the time of either Tenant’s notice of the proposed assignment or sublease or the proposed commencement date thereof, there shall exist any uncured default of Tenant, or if the proposed assignee or sublessee is an entity: (a) with which Landlord is already in negotiation; (b) is already an occupant of the Building unless Landlord is unable to provide the amount of space required by such occupant; (c) is a governmental agency; (d) is incompatible with the character of occupancy of the Building; (e) with which the payment for the sublease or assignment is determined in whole or in part based upon its net income or profits; or (f) would subject the Premises to a use which would: (i) involve increased personnel or wear upon the Building; (ii) violate any exclusive right granted to another tenant of the Building; (iii) require any addition to or modification of the Premises or the Building in order to comply with building code or other governmental requirements; or, (iv) involve a violation of Section 1.2. Tenant expressly agrees that for the purposes of any statutory or other requirement of reasonableness on the part of Landlord, Landlord’s refusal to consent to any assignment or sublease for any of the reasons described in this Section 9.5, shall be conclusively deemed to be reasonable.

9.6 Upon any request to assign or sublet, Tenant will pay to Landlord the Assignment/Subletting Fee plus regardless of whether Landlord shall consent to, refuse consent, or determine that Landlord’s consent is not required for, such assignment, pledge or sublease. Any purported sale, assignment, mortgage, transfer of this Lease or subletting which does not comply with the provisions of this Article 9 shall be void.

9.7 Any provision in this Lease to the contrary notwithstanding, Landlord’s consent shall not be required for an assignment or subletting to any person or entity who controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger or consolidation with Tenant or to any person or legal entity which acquires all the assets of Tenant as a going concern of the business being conducted on the Premises (each of the foregoing is hereinafter referred to as a “Tenant Affiliate”); provided that before such assignment shall be effective, (a) said Tenant Affiliate shall assume, in full, the obligations of Tenant under this Lease, (b) Landlord shall be given written notice of such assignment and assumption and (c) the use of the Premises by the Tenant Affiliate shall be as set forth in Section 1.8. For purposes of this paragraph, the term “control” means possession, directly or indirectly, of greater than fifty percent (50%) of the ownership interests of such entity. The bonus rental provisions of Section 9.4 of this Lease shall not apply to an assignment or sublease by Tenant to a Tenant Affiliate. Notwithstanding anything to the contrary contained in this Section 9, and provided the use of the Premises does not change, Tenant may assign this Lease without first obtaining Landlord’s consent as follows (each a “Permitted Assignment”): (i) to a limited liability company, corporation or other entity which results from a merger, consolidation, reorganization or asset sale with Tenant, in which the surviving entity (A) acquires substantially all of the assets of Tenant as a going concern, (B) assumes, or is deemed by law to be liable for, all of the liabilities of Tenant, and (C) has, after such merger, consolidation, reorganization or asset sale, a net worth equal or greater than Five Million Dollars ($5,000,000) as of the date of this Lease; or (ii) as a result of a sale, issuance or transfer of all of the capital stock of Tenant, provided that Tenant continues to be a publicly-traded corporation, limited liability company or other entity.

10. INDEMNIFICATION. None of the Landlord Entities shall be liable and Tenant hereby waives all claims against them for any damage to any property or any injury to any person in or about the Premises or the Building by or from any cause whatsoever (including without limiting the foregoing, rain or water leakage of any character from the roof, windows, walls, basement, pipes, plumbing works or appliances, the Building not being in good condition or repair, gas, fire, oil, electricity or theft), except to the extent caused by or arising from the negligence or willful misconduct of Landlord or its agents, employees or contractors. Tenant shall protect, indemnify and hold the Landlord Entities harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of (a) any damage to any property (including but not limited to property of any Landlord Entity) or any injury (including but not limited to death) to any person occurring in, on or about the Premises or the Building to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault, or omission by or of Tenant or any Tenant Entity to meet any standards imposed by any duty with respect to the injury or damage; (b) the conduct or management of any work or thing whatsoever done by the Tenant in or about the Premises or from transactions of the Tenant concerning the Premises; (c) Tenant’s failure to comply with any and all governmental laws, ordinances and regulations applicable to the condition or use of the Premises to then extent Tenant was responsible for compliance under this Lease or its occupancy; or (d) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to this Lease. The provisions of this Article shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination. Landlord shall protect, indemnify and hold Tenant harmless from and against any and all loss, claims, liability or costs (including court costs and reasonable attorney’s fees) arising out of the act or omission of Landlord, it’s employees, agents or invitees on the Premises (and not covered by insurance required to be maintained by Tenant hereunder), the Building or in the common areas of the Building or in the performance of its obligations under this Lease; provided, however, that Landlord’s indemnity obligation shall not extend to loss of business, loss of profits or other consequential changes suffered by Tenant.

11. INSURANCE.

11.1 Tenant shall keep in force throughout the Term: (a) a Commercial General Liability insurance policy or policies to protect the Landlord Entities against any liability to the public or to any invitee of Tenant or a Landlord Entity incidental to the use of or resulting from any accident occurring in or upon the Premises with a limit of not less than $1,000,000 per occurrence and not less than $2,000,000 in the annual aggregate, or such larger amount as Landlord may prudently require from time to time, covering bodily injury and property damage liability and $1,000,000 products/completed operations aggregate; (b) Business Auto Liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident; (c) Worker’s Compensation Insurance with limits as required by statute with Employers Liability and limits of $500,000 each accident, $500,000 disease policy limit, $500,000 disease—each employee; (d) All Risk or Special Form coverage protecting Tenant against loss of or damage to Tenant’s alterations, additions, improvements, carpeting, floor coverings, panelings, decorations, fixtures, inventory and other business personal property situated in or about the Premises to the full replacement value of the property so insured; and, (e) Business Interruption Insurance with limit of liability representing loss of at least approximately six (6) months of income.

11.2 The aforesaid policies shall (a) be provided at Tenant’s expense; (b) name the Landlord Entities as additional insureds (General Liability) and loss payee (Property—Special Form); (c) be issued by an insurance company with a minimum Best’s rating of “A-:VII” during the Term; and (d) provide that said insurance shall not be canceled unless thirty (30) days prior written notice (ten days for non-payment of premium) shall have been given to Landlord; a certificate of Liability insurance on ACORD Form 25 and a certificate of Property insurance on ACORD form 28 shall be delivered to Landlord by Tenant upon the Commencement Date and at least thirty (30) days prior to each renewal of said insurance.

11.3 Whenever Tenant shall undertake any alterations, additions or improvements in, to or about the Premises (“Work”) the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Work, without limitation including liability under any applicable structural work act, and such other insurance as Landlord shall require; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Work.

12. WAIVER OF SUBROGATION. So long as their respective insurers so permit, Tenant and Landlord hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage, All Risks or other insurance now or hereafter existing for the benefit of the respective party but only to the extent of the net insurance proceeds payable under such policies. Each party shall obtain any special endorsements required by their insurer to evidence compliance with the aforementioned waiver.

13. SERVICES AND UTILITIES.

13.1 Provided Tenant shall not be in default under this Lease beyond applicable notice and cure periods, and subject to the other provisions of this Lease, Landlord agrees to furnish to the Premises during Building Business Hours (specified on the Reference Pages) on generally recognized business days (but exclusive in any event of Sundays and national and local legal holidays), the following services and utilities subject to the rules and regulations of the Building prescribed from time to time: (a) water suitable for normal office use of the Premises; (b) heat and air conditioning required in Landlord’s judgment for the use and occupation of the Premises during Building Business Hours; (c) cleaning and janitorial service; (d) elevator service by nonattended automatic elevators, if applicable; and, (e) equipment to bring to the Premises electricity for lighting, convenience outlets and other normal office use. To the extent that Tenant is not billed directly by a public utility, Tenant shall pay, within five (5) days of Landlord’s demand, for all electricity used by Tenant in the Premises. The charge shall be at the rates charged for such services by the local public utility. Alternatively, Landlord may elect to include electricity costs in Expenses. In the absence of Landlord’s gross negligence or willful misconduct, Landlord shall not be liable for, and Tenant shall not be entitled to, any abatement or reduction of rental by reason of Landlord’s failure to furnish any of the foregoing, unless such failure shall persist for an unreasonable time after written notice of such failure is given to Landlord by Tenant and provided further that Landlord shall not be liable when such failure is caused by accident, breakage, repairs, labor disputes of any character, energy usage restrictions or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord. Landlord shall use reasonable efforts to remedy any interruption in the furnishing of services and utilities.

13.2 Should Tenant require any additional work or service, as described above, including services furnished outside ordinary business hours specified above, Landlord may, on terms to be agreed, upon reasonable advance notice by Tenant, furnish such additional service and Tenant agrees to pay Landlord such charges as may be agreed upon, including any tax imposed thereon, but in no event at a charge less than Landlord’s actual cost plus overhead for such additional service and, where appropriate, a reasonable allowance for depreciation of any systems being used to provide such service. The current charge for after-hours HVAC service, which is subject to change at any time, is specified on the Reference Pages.

13.3 Wherever heat-generating machines or equipment are used by Tenant in the Premises which affect the temperature otherwise maintained by the air conditioning system or Tenant allows occupancy of the Premises by more persons than the heating and air conditioning system is designed to accommodate, in either event whether with or without Landlord’s approval, Landlord reserves the right to install supplementary heating and/or air conditioning units in or for the benefit of the Premises and the cost thereof, including the cost of installation and the cost of operations and maintenance, shall be paid by Tenant to Landlord within five (5) days of Landlord’s demand.

13.4 Tenant will not, without the written consent of Landlord, use any apparatus or device in the Premises, including but not limited to, electronic data processing machines and machines using current in excess of 2000 watts and/or 20 amps or 120 volts, which will in any way increase the amount of electricity or water usually furnished or supplied for use of the Premises for normal office use, nor connect with electric current, except through existing electrical outlets in the Premises, or water pipes, any apparatus or device for the purposes of using electrical current or water. If Tenant shall require water or electric current in excess of that usually furnished or supplied for use of the Premises as normal office use, Tenant shall procure the prior written consent of Landlord for the use thereof, which Landlord may refuse, and if Landlord does consent, Landlord may cause a water meter or electric current meter to be installed so as to measure the amount of such excess water and electric current. The cost of any such meters shall be paid for by Tenant. Tenant agrees to pay to Landlord within five (5) days of Landlord’s demand , the cost of all such excess water and electric current consumed (as shown by said meters, if any, or, if none, as reasonably estimated by Landlord) at the rates charged for such services by the local public utility or agency, as the case may be, furnishing the same, plus any additional expense incurred in keeping account of the water and electric current so consumed.

13.5 Tenant will not, without the written consent of Landlord, contract with a utility provider to service the Premises with any utility, including, but not limited to, telecommunications, electricity, water, sewer or gas, which is not previously providing such service to other tenants in the Building. Subject to Landlord’s reasonable rules and regulations and the provisions of Articles 6 and 26, Tenant shall be entitled to the use of wiring (“Communications Wiring”) from the existing telecommunications nexus in the Building to the Premises, sufficient for normal general office use of the Premises. Tenant shall not install any additional Communications Wiring, nor remove any Communications Wiring, without in each instance obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld. Landlord shall in no event be liable for disruption in any service obtained by Tenant pursuant to this paragraph. Notwithstanding anything to the contrary contained herein, Tenant may contract with any internet service provider provided Tenant will not require additional equipment or cabling to be brought to and affixed in or on the Building.

14. HOLDING OVER. Tenant shall pay Landlord for each day Tenant retains possession of the Premises or part of them after termination of this Lease by lapse of time or otherwise at the rate (“Holdover Rate”) which shall be One Hundred-Fifty Percent (150%) of the amount of the Annual Rent for the last period prior to the date of such termination plus all Rent Adjustments under Article 4. If Landlord gives notice to Tenant of Landlord’s election to such effect, such holding over shall constitute renewal of this Lease for a period from month to month at the Holdover Rate, but if the Landlord does not so elect, no such renewal shall result notwithstanding acceptance by Landlord of any sums due hereunder after such termination; and instead, a tenancy at sufferance at the Holdover Rate shall be deemed to have been created. In any event, no provision of this Article 14 shall be deemed to waive Landlord’s right of reentry or any other right under this Lease or at law.

15. SUBORDINATION. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to ground or underlying leases and to the lien of any mortgages or deeds of trust now or hereafter placed on, against or affecting the Building, Landlord’s interest or estate in the Building, or any ground or underlying lease; provided that any lessor, mortgagee, trustee, or holder of any such mortgage or deed of trust shall agree to not disturb Tenant’s possession of the Premises in the event of any foreclosure and provided, however, that if the lessor, mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant’s interest in this Lease be superior to any such instrument, then, by notice to Tenant, this Lease shall be deemed superior, whether this Lease was executed before or after said instrument. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver within ten (10) days of Landlord’s request such further instruments evidencing such subordination or superiority of this Lease as may be required by Landlord, subject to receipt of the non-disturbance agreement described above.

16. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with all the rules and regulations as set forth in Exhibit D to this Lease and all reasonable and non-discriminatory modifications of and additions to them from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any such rules and regulations.

17. REENTRY BY LANDLORD.

17.1 Landlord reserves and shall at all times, upon at least 24 hours prior notice have the right to re-enter the Premises to inspect the same, to supply janitor service and any other service to be provided by Landlord to Tenant under this Lease, to show said Premises to prospective purchasers, mortgagees or tenants, and to alter, improve or repair the Premises and any portion of the Building, without abatement of rent, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures and open any wall, ceiling or floor in and through the Building and Premises where reasonably required by the character of the work to be performed, provided entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably.

Landlord shall have the right at any time to change the arrangement and/or locations of entrances, or passageways, doors and doorways, and corridors, windows, elevators, stairs, toilets or other public parts of the Building and to change the name, number or designation by which the Building is commonly known, provided that Tenant shall at all times have reasonable access to the Premises. In the event that Landlord damages any portion of any wall or wall covering, ceiling, or floor or floor covering within the Premises, Landlord shall repair or replace the damaged portion to match the original as nearly as commercially reasonable but shall not be required to repair or replace more than the portion actually damaged. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by any action of Landlord authorized by this Article 17.

17.2 For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in the Premises, excluding Tenant’s vaults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency to obtain entry to any portion of the Premises. As to any portion to which access cannot be had by means of a key or keys in Landlord’s possession, Landlord is authorized in the event of an emergency to gain access by such means as Landlord shall elect at its sole cost and expense.

18. DEFAULT.

18.1 Except as otherwise provided in Article 20, the following events shall be deemed to be Events of Default under this Lease:

18.1.1 Tenant shall fail to pay when due any sum of money becoming due to be paid to Landlord under this Lease, whether such sum be any installment of the rent reserved by this Lease, any other amount treated as additional rent under this Lease, or any other payment or reimbursement to Landlord required by this Lease, whether or not treated as additional rent under this Lease, and such failure shall continue for a period of five (5) days after written notice that such payment was not made when due, but if any such notice shall be given, for the twelve (12) month period commencing with the date of such notice, the failure to pay within five (5) days after due any additional sum of money becoming due to be paid to Landlord under this Lease during such period shall be an Event of Default, without notice. The notice required pursuant to this Section 18.1.1 shall replace rather than supplement any statutory notice required under California Code of Civil Procedure Section 1161 or any similar or successor statute.

18.1.2 Tenant shall fail to comply with any term, provision or covenant of this Lease which is not provided for in another Section of this Article and shall not cure such failure within twenty (20) days (forthwith, if the failure involves a hazardous condition) after written notice of such failure to Tenant provided, however, that such failure shall not be an event of default if such failure could not reasonably be cured during such twenty (20) day period, Tenant has commenced the cure within such twenty (20) day period and thereafter is diligently pursuing such cure to completion, but the total aggregate cure period shall not exceed ninety (90) days.

18.1.3 Tenant shall fail to vacate the Premises immediately upon termination of this Lease, by lapse of time or otherwise, or upon termination of Tenant’s right to possession only.

18.1.4 Tenant shall become insolvent, admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof.

18.1.5 A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant bankrupt, or appointing a receiver of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of entry thereof.

19. REMEDIES.

19.1 Upon the occurrence of any Event or Events of Default under this Lease, whether enumerated in Article 18 or not, Landlord shall have the option to pursue any one or more of the following remedies without any notice (except as expressly prescribed herein) or demand whatsoever (and without limiting the generality of the foregoing, Tenant hereby specifically waives notice and demand for payment of rent or other obligations and waives any and all other notices or demand requirements imposed by applicable law):

19.1.1 Terminate this Lease and Tenant’s right to possession of the Premises and recover from Tenant an award of damages equal to the sum of the following:

19.1.1.1 The Worth at the Time of Award of the unpaid rent which had been earned at the time of termination;

19.1.1.2 The Worth at the Time of Award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rent loss that Tenant affirmatively proves could have been reasonably avoided;

19.1.1.3 The Worth at the Time of Award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rent loss that Tenant affirmatively proves could be reasonably avoided;

19.1.1.4 Any other amount necessary to compensate Landlord for all the detriment either proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

19.1.1.5 All such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under applicable law.

The “Worth at the Time of Award” of the amounts referred to in parts 19.1.1.1 and 19.1.1.2 above, shall be computed by allowing interest at the lesser of a per annum rate equal to: (i) the greatest per annum rate of interest permitted from time to time under applicable law, or (ii) the Prime Rate plus 5%. For purposes hereof, the “Prime Rate” shall be the per annum interest rate publicly announced as its prime or base rate by a federally insured bank selected by Landlord in the State of California. The “Worth at the Time of Award” of the amount referred to in part 19.1.1.3, above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%;

19.1.2 Employ the remedy described in California Civil Code § 1951.4 (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations); or

19.1.3 Notwithstanding Landlord’s exercise of the remedy described in California Civil Code § 1951.4 in respect of an Event or Events of Default, at such time thereafter as Landlord may elect in writing, to terminate this Lease and Tenant’s right to possession of the Premises and recover an award of damages as provided above in Section 19.1.1.

19.2 The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent. No waiver by Landlord of any breach hereof shall be effective unless such waiver is in writing and signed by Landlord.

19.3 TENANT HEREBY WAIVES ANY AND ALL RIGHTS CONFERRED BY SECTION 3275 OF THE CIVIL CODE OF CALIFORNIA AND BY SECTIONS 1174 (c) AND 1179 OF THE CODE OF CIVIL PROCEDURE OF CALIFORNIA AND ANY AND ALL OTHER REGULATIONS AND RULES OF LAW FROM TIME TO TIME IN EFFECT DURING THE TERM PROVIDING THAT TENANT SHALL HAVE ANY RIGHT TO REDEEM, REINSTATE OR RESTORE THIS LEASE FOLLOWING ITS TERMINATION BY REASON OF TENANT’S BREACH. TENANT ALSO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE.

19.4 No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by agreement, applicable law or in equity. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an Event of Default shall not be deemed or construed to constitute a waiver of such Default.

19.5 This Article 19 shall be enforceable to the maximum extent such enforcement is not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion.

19.6 If more than three (3) Monetary Events of Default occur beyond the cure period during the Term or any renewal thereof, Tenant’s renewal options, expansion options, purchase options and rights of first offer and/or refusal, if any are provided for in this Lease, shall be null and void.

19.7 If, on account of any breach or default by Tenant in Tenant’s obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney or collection agency concerning or to enforce or defend any of Landlord’s rights or remedies arising under this Lease or to collect any sums due from Tenant, Tenant agrees to pay all costs and fees so incurred by Landlord, including, without limitation, reasonable attorneys’ fees and costs. TENANT EXPRESSLY WAIVES ANY RIGHT TO: (A) TRIAL BY JURY; AND (B) SERVICE OF ANY NOTICE REQUIRED BY ANY PRESENT OR FUTURE LAW OR ORDINANCE APPLICABLE TO LANDLORDS OR TENANTS BUT NOT REQUIRED BY THE TERMS OF THIS LEASE.

19.8 Upon the occurrence of an Event of Default, Landlord may (but shall not be obligated to) cure such default at Tenant’s sole expense. Without limiting the generality of the foregoing, Landlord may, at Landlord’s option, enter into and upon the Premises if Landlord determines in its sole discretion that Tenant is not acting within a commercially reasonable time to maintain, repair or replace anything for which Tenant is responsible under this Lease or to otherwise effect compliance with its obligations under this Lease and correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage or interruption of Tenant’s business resulting therefrom and Tenant agrees to reimburse Landlord within five (5) days of Landlord’s demand as additional rent, for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease, plus interest from the date of expenditure by Landlord at the Wall Street Journal prime rate.

20. TENANT’S BANKRUPTCY OR INSOLVENCY.

20.1 If at any time and for so long as Tenant shall be subjected to the provisions of the United States Bankruptcy Code or other law of the United States or any state thereof for the protection of debtors as in effect at such time (each a “Debtor’s Law”):

20.1.1 Tenant, Tenant as debtor-in-possession, and any trustee or receiver of Tenant’s assets (each a “Tenant’s Representative”) shall have no greater right to assume or assign this Lease or any interest in this Lease, or to sublease any of the Premises than accorded to Tenant in Article 9, except to the extent Landlord shall be required to permit such assumption, assignment or sublease by the provisions of such Debtor’s Law. Without limitation of the generality of the foregoing, any right of any Tenant’s Representative to assume or assign this Lease or to sublease any of the Premises shall be subject to the conditions that:

20.1.1.1 Such Debtor’s Law shall provide to Tenant’s Representative a right of assumption of this Lease which Tenant’s Representative shall have timely exercised and Tenant’s Representative shall have fully cured any default of Tenant under this Lease.

20.1.1.2 Tenant’s Representative or the proposed assignee, as the case shall be, shall have deposited with Landlord as security for the timely payment of rent an amount equal to the larger of: (a) three (3) months’ rent and other monetary charges accruing under this Lease; and (b) any sum specified in Article 5; and shall have provided Landlord with adequate other assurance of the future performance of the obligations of the Tenant under this Lease. Without limitation, such assurances shall include, at least, in the case of assumption of this Lease, demonstration to the satisfaction of the Landlord that Tenant’s Representative has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that Tenant’s Representative will have sufficient funds to fulfill the obligations of Tenant under this Lease; and, in the case of assignment, submission of current financial statements of the proposed assignee, audited by an independent certified public accountant reasonably acceptable to Landlord and showing a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by such assignee of all of the Tenant’s obligations under this Lease.

20.1.1.3 The assumption or any contemplated assignment of this Lease or subleasing any part of the Premises, as shall be the case, will not breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound.

20.1.1.4 Landlord shall have, or would have had absent the Debtor’s Law, no right under Article 9 to refuse consent to the proposed assignment or sublease by reason of the identity or nature of the proposed assignee or sublessee or the proposed use of the Premises concerned.

21. QUIET ENJOYMENT. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord or anyone claiming through Landlord, subject to the terms and provisions of this Lease. Landlord shall not be liable for any interference or disturbance by other tenants or third persons, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance.

22. CASUALTY

22.1 In the event the Premises or the Building are damaged by fire or other cause and in Landlord’s reasonable estimation such damage can be materially restored within one hundred eighty (180) days, Landlord shall forthwith repair the same and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate abatement in rent from the date of such damage. Such abatement of rent shall be made pro rata in accordance with the extent to which the damage and the making of such repairs shall interfere with the use and occupancy by Tenant of the Premises from time to time. Within forty-five (45) days from the date of such damage, Landlord shall notify Tenant, in writing, of Landlord’s reasonable estimation of the length of time within which material restoration can be made, and Landlord’s determination shall be binding on Tenant. For purposes of this Lease, the Building or Premises shall be deemed “materially restored” if they are in such condition as would not prevent or materially interfere with Tenant’s use of the Premises for the purpose for which it was being used immediately before such damage.

22.2 If such repairs cannot, in Landlord’s reasonable estimation, be made within one hundred eighty (180) days, Landlord and Tenant shall each have the option of giving the other, at any time within ninety (90) days after such damage, notice terminating this Lease as of the date of such damage. In the event of the giving of such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate as of the date of such damage as if such date had been originally fixed in this Lease for the expiration of the Term. In the event that neither Landlord nor Tenant exercises its option to terminate this Lease, then Landlord shall repair or restore such damage, this Lease continuing in full force and effect, and the rent hereunder shall be proportionately abated as provided in Section 22.1.

22.3 Landlord shall not be required to repair or replace any damage or loss by or from fire or other cause to any panelings, decorations, partitions, additions, railings, ceilings, floor coverings, office fixtures or any other property or improvements installed on the Premises by, or belonging to, Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

22.4 In the event that Landlord should fail to complete such repairs and material restoration within sixty (60) days after the date estimated by Landlord therefor as extended by this Section 22.4, Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, within fifteen (15) days after the expiration of said period of time, whereupon the Lease shall end on the date of such notice or such later date fixed in such notice as if the date of such notice was the date originally fixed in this Lease for the expiration of the Term; provided, however, that if construction is delayed because of changes, deletions or additions in construction requested by Tenant, strikes, lockouts, casualties, Acts of God, war, material or labor shortages, government regulation or control or other causes beyond the reasonable control of Landlord, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed.

22.5 Notwithstanding anything to the contrary contained in this Article: (a) Landlord shall not have any obligation whatsoever to repair, reconstruct, or restore the Premises when the damages resulting from any casualty covered by the provisions of this Article 22 occur during the last twelve (12) months of the Term or any extension thereof, but if Landlord determines not to repair such damages Landlord shall notify Tenant within 30 days of the damage and if such damages shall render any material portion of the Premises untenantable Tenant shall have the right to terminate this Lease by notice to Landlord within fifteen (15) days after receipt of Landlord’s notice; and (b) in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises or Building requires that any insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon this Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the Term.

22.6 In the event of any damage or destruction to the Building or Premises by any peril covered by the provisions of this Article 22, it shall be Tenant’s responsibility to properly secure the Premises and upon notice from Landlord to remove forthwith, at its sole cost and expense, such portion of all of the property belonging to Tenant or its licensees from such portion or all of the Building or Premises as Landlord shall request.

22.7 Tenant hereby waives any and all rights under and benefits of Sections 1932(2) and 1933(4) of the California Civil Code, or any similar or successor Regulations or other laws now or hereinafter in effect.

23. EMINENT DOMAIN. If all or any substantial part of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, or conveyance in lieu of such appropriation, either party to this Lease shall have the right, at its option, of giving the other, at any time within thirty (30) days after such taking, notice terminating this Lease, except that Tenant may only terminate this Lease by reason of taking or appropriation, if such taking or appropriation shall be so substantial as to materially interfere with Tenant’s use and occupancy of the Premises. If neither party to this Lease shall so elect to terminate this Lease, the rental thereafter to be paid shall be adjusted on a fair and equitable basis under the circumstances. In addition to the rights of Landlord above, if any substantial part of the Building shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, and regardless of whether the Premises or any part thereof are so taken or appropriated, Landlord shall have the right, at its sole option, to terminate this Lease. Landlord shall be entitled to any and all income, rent, award, or any interest whatsoever in or upon any such sum, which may be paid or made in connection with any such public or quasi-public use or purpose, and Tenant hereby assigns to Landlord any interest it may have in or claim to all or any part of such sums, other than any separate award which may be made with respect to Tenant’s trade fixtures and moving expenses; Tenant shall make no claim for the value of any unexpired Term. Tenant hereby waives any and all rights under and benefits of Section 1265.130 of the California Code of Civil Procedure, or any similar or successor Regulations or other laws now or hereinafter in effect.

24. SALE BY LANDLORD. In event of a sale or conveyance by Landlord of the Building, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, expressed or implied, contained in this Lease in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. Except as set forth in this Article 24, this Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. If any security has been given by Tenant to secure the faithful performance of any of the covenants of this Lease, Landlord shall transfer or deliver said security, as such, to Landlord’s successor in interest and thereupon Landlord shall be discharged from any further liability with regard to said security.

25. ESTOPPEL CERTIFICATES. Within ten (10) business days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord or mortgagee or prospective mortgagee a sworn statement certifying: (a) the date of commencement of this Lease; (b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications to this Lease, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) the fact that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant’s statement; and (e) such other matters as may be requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Article 25 may be relied upon by any mortgagee, beneficiary or purchaser, and Tenant shall be liable for all loss, cost or expense resulting from the failure of any sale or funding of any loan caused by any material misstatement contained in such estoppel certificate. Tenant irrevocably agrees that if Tenant fails to execute and deliver such certificate within such ten (10) business day period Landlord or Landlord’s beneficiary or agent may execute and deliver such certificate on Tenant’s behalf, and that such certificate shall be fully binding on Tenant.

26. SURRENDER OF PREMISES.

26.1 Tenant shall arrange to meet Landlord for two (2) joint inspections of the Premises, the first to occur at least thirty (30) days (but no more than sixty (60) days) before the last day of the Term, and the second to occur not later than forty-eight (48) hours after Tenant has vacated the Premises. In the event of Tenant’s failure to arrange such joint inspections and/or participate in either such inspection, Landlord’s inspection at or after Tenant’s vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration.

26.2 All alterations, additions, and improvements in, on, or to the Premises made or installed by or for Tenant, including, without limitation, carpeting (collectively, “Alterations”), shall be and remain the property of Tenant during the Term. Upon the expiration or sooner termination of the Term, all Alterations (other than the Personalty described below) shall become a part of the realty and shall belong to Landlord without compensation, and title shall pass to Landlord under this Lease as by a bill of sale. At the end of the Term or any renewal of the Term or other sooner termination of this Lease, Tenant will peaceably deliver up to Landlord possession of the Premises, together with all Alterations by whomsoever made, in the same conditions received or first installed, broom clean and free of all debris, excepting only ordinary wear and tear and damage by fire or other casualty. Notwithstanding the foregoing, if Landlord elects by notice given to Tenant at least ten (10) days prior to expiration of the Term, Tenant shall, at Tenant’s sole cost, remove any Alterations, including carpeting, so designated by Landlord’s notice, and repair any damage caused by such removal, (provided that Landlord shall be required to notify Tenant of any such removal requirement at the time it consents to the Alteration if consent was required). Tenant must, at Tenant’s sole cost, remove upon termination of this Lease, any and all of Tenant’s furniture, furnishings, equipment, movable partitions of less than full height from floor to ceiling and other trade fixtures and personal property, as well as all data/telecommunications cabling and wiring installed by or on behalf of Tenant, whether inside walls, under any raised floor or above any ceiling (collectively, “Personalty”). Personalty not so removed shall be deemed abandoned by the Tenant and title to the same shall thereupon pass to Landlord under this Lease as by a bill of sale, but Tenant shall remain responsible for the cost of removal and disposal of such Personalty, as well as any damage caused by such removal.

26.3 All obligations of Tenant under this Lease not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term Upon the expiration or earlier termination of the Term, Tenant shall pay to Landlord the amount, as estimated by Landlord, necessary to repair and restore the Premises as provided in this Lease and/or to discharge Tenant’s obligation for unpaid amounts due or to become due to Landlord. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant, with Tenant being liable for any additional costs upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied. Any otherwise unused Security Deposit shall be credited against the amount payable by Tenant under this Lease.

27. NOTICES. Any notice or document required or permitted to be delivered under this Lease shall be addressed to the intended recipient, by fully prepaid registered or certified United States Mail return receipt requested, or by reputable independent contract delivery service furnishing a written record of attempted or actual delivery, and shall be deemed to be delivered when tendered for delivery to the addressee at its address set forth on the Reference Pages, or at such other address as it has then last specified by written notice delivered in accordance with this Article 27, or if to Tenant at either its aforesaid address or its last known registered office or home of a general partner or individual owner, whether or not actually accepted or received by the addressee. Any such notice or document may also be personally delivered if a receipt is signed by and received from, the individual, if any, named in Tenant’s Notice Address.

28. TAXES PAYABLE BY TENANT. In addition to rent and other charges to be paid by Tenant under this Lease, Tenant shall reimburse to Landlord, upon demand, any and all taxes payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of the parties to this Lease: (a) upon, allocable to, or measured by or on the gross or net rent payable under this Lease, including without limitation any gross income tax or excise tax levied by the State, any political subdivision thereof, or the Federal Government with respect to the receipt of such rent; (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of the Premises or any portion thereof, including any sales, use or service tax imposed as a result thereof; (c) upon or measured by the Tenant’s gross receipts or payroll or the value of Tenant’s equipment, furniture, fixtures and other personal property of Tenant or leasehold improvements, alterations or additions located in the Premises; or (d) upon this transaction or any document to which Tenant is a party creating or transferring any interest of Tenant in this Lease or the Premises. In addition to the foregoing, Tenant agrees to pay, before delinquency, any and all taxes levied or assessed against Tenant and which become payable during the term hereof upon Tenant’s equipment, furniture, fixtures and other personal property of Tenant located in the Premises.

29. RELOCATION OF TENANT. Intentionally Deleted.

30. PARKING.

30.1 This right to park in the Building’s parking facilities (the “Parking Facility”) shall be on an unreserved, nonexclusive, first come, first served basis, for passenger-size automobiles, at no cost to Tenant during the Term and any extension thereof, and is subject to the following terms and conditions:

30.1.1 Tenant shall at all times abide by and shall cause each of Tenant’s employees, agents, customers, visitors, invitees, licensees, contractors, assignees and subtenants (collectively, “Tenant’s Parties”) to abide by any rules and regulations (“Rules”) for use of the Parking Facility that Landlord or Landlord’s garage operator reasonably establishes from time to time, and otherwise agrees to use the Parking Facility in a safe and lawful manner. Landlord reserves the right to adopt, modify and enforce the Rules governing the use of the Parking Facility from time to time including any key-card, sticker or other identification or entrance system and hours of operation. Landlord may refuse to permit any person who violates such Rules to park in the Parking Facility, and any violation of the Rules shall subject the car to removal from the Parking Facility.

30.1.2 Unless specified to the contrary above, the parking spaces hereunder shall be provided on a non-designated “first-come, first-served” basis. Landlord reserves the right to assign specific spaces, and to reserve spaces for visitors, small cars, disabled persons or for other tenants or guests, and Tenant shall not park and shall not allow Tenant’s Parties to park in any such assigned or reserved spaces. Tenant may validate visitor parking by such method as Landlord may approve, at the validation rate from time to time generally applicable to visitor parking. Tenant acknowledges that the Parking Facility may be closed entirely or in part in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the Parking Facility, or if required by casualty, strike, condemnation, act of God, governmental law or requirement or other reason beyond the operator’s reasonable control.

30.1.3 Tenant acknowledges that to the fullest extent permitted by law, Landlord shall have no liability for any damage to property or other items located in the parking areas of the Project (including without limitation, any loss or damage to tenant’s automobile or the contents thereof due to theft, vandalism or accident), nor for any personal injuries or death arising out of the use of the Parking Facility by Tenant or any Tenant’s Parties, whether or not such loss or damage results from Landlord’s active negligence or negligent omission. The limitation on Landlord’s liability under the preceding sentence shall not apply however to loss or damage arising directly from Landlord’s willful misconduct. Without limiting the foregoing, if Landlord arranges for the parking areas to be operated by an independent contractor not affiliated with Landlord, Tenant acknowledges that Landlord shall have no liability for claims arising through acts or omissions of such independent contractor. Tenant and Tenant’s Parties each hereby voluntarily releases, discharges, waives and relinquishes any and all actions or causes of action for personal injury or property damage occurring to Tenant or any of Tenant’s Parties arising as a result of parking in the Parking Facility, or any activities incidental thereto, wherever or however the same may occur, and further agrees that Tenant will not prosecute any claim for personal injury or property damage against Landlord or any of its officers, agents, servants or employees for any said causes of action and in all events, Tenant agrees to look first to its insurance carrier and to require that Tenant’s Parties look first to their respective insurance carriers for payment of any losses sustained in connection with any use of the Parking Facility. Tenant hereby waives on behalf of its insurance carriers all rights of subrogation against Landlord or Landlord’s agents.

30.1.4 Tenant’s right to park as described in this Article and this Lease is exclusive to Tenant and shall not pass to any assignee or sublessee without the express written consent of Landlord. Such consent is at the sole discretion of the Landlord.

30.1.5 In the event any surcharge or regulatory fee is at any time imposed by any governmental authority with reference to parking, Tenant shall (commencing after two (2) weeks’ notice to Tenant) pay, per parking pass, such surcharge or regulatory fee to Landlord in advance on the first day of each calendar month concurrently with the month installment of rent due under this Lease. Landlord will enforce any surcharge or fee in an equitable manner amongst the Building tenants.

30.2 If Tenant violates any of the terms and conditions of this Article, the operator of the Parking Facility shall have the right to remove from the Parking Facility any vehicles hereunder which shall have been involved or shall have been owned or driven by parties involved in causing such violation, without liability therefor whatsoever. In addition, Landlord shall have the right to cancel Tenant’s right to use the Parking Facility pursuant to this Article upon ten (10) days’ written notice, unless within such ten (10) day period, Tenant cures such default. Such cancellation right shall be cumulative and in addition to any other rights or remedies available to Landlord at law or equity, or provided under this Lease.

31. DEFINED TERMS AND HEADINGS. The Article headings shown in this Lease are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease. Any indemnification or insurance of Landlord shall apply to and inure to the benefit of all the following “Landlord Entities”, being Landlord, Landlord’s investment manager, and the trustees, boards of directors, officers, general partners, beneficiaries, stockholders, employees and agents of each of them. Any option granted to Landlord shall also include or be exercisable by Landlord’s trustee, beneficiary, agents and employees, as the case may be. In any case where this Lease is signed by more than one person, the obligations under this Lease shall be joint and several. The terms “Tenant” and “Landlord” or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof. The term “rentable area” shall mean the rentable area of the Premises or the Building as calculated by the Landlord on the basis of the plans and specifications of the Building including a proportionate share of any common areas, as provided in the Standard Method for Measuring Floor Area in Office Buildings published by the Building Owners and Managers Association (ANSI/BOMA Z65.1-1996). Landlord shall cause the Premises to be measured prior to the Commencement Date in accordance with the foregoing standard, and the rentable square feet of the Premises set forth herein shall be adjusted, if required. The term “Building” refers to the structure in which the Premises are located and the common areas (parking lots, sidewalks, landscaping, etc.) appurtenant thereto. If the Building is part of a larger complex of structures, the term “Building” may include the entire complex, where appropriate (such as shared Expenses or Taxes) and subject to Landlord’s reasonable discretion.

32. TENANT’S AUTHORITY. If Tenant signs as a corporation, partnership, trust or other legal entity each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Building is located, that the entity has full right and authority to enter into this Lease, and that all persons signing on behalf of the entity were authorized to do so by appropriate actions. Tenant agrees to deliver to Landlord, simultaneously with the delivery of this Lease, a corporate resolution, proof of due authorization by partners, opinion of counsel or other appropriate documentation reasonably acceptable to Landlord evidencing the due authorization of Tenant to enter into this Lease.

Tenant hereby represents and warrants that neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the Term, an Event of Default will be deemed to have occurred, without the necessity of notice to Tenant.

33. FINANCIAL STATEMENTS AND CREDIT REPORTS. At Landlord’s request, Tenant shall deliver to Landlord a copy, certified by an officer of Tenant as being a true and correct copy, of Tenant’s most recent audited financial statement, or, if unaudited, certified by Tenant’s chief financial officer as being true, complete and correct in all material respects. Tenant hereby authorizes Landlord to obtain one or more credit reports on Tenant at any time, and shall execute such further authorizations as Landlord may reasonably require in order to obtain a credit report.

34. COMMISSIONS. Each of the parties represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease, except as described on the Reference Pages.

35. TIME AND APPLICABLE LAW. Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of the state in which the Building is located.

36. SUCCESSORS AND ASSIGNS. Subject to the provisions of Article 9, the terms, covenants and conditions contained in this Lease shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties to this Lease.

37. ENTIRE AGREEMENT. This Lease, together with its exhibits, contains all agreements of the parties to this Lease and supersedes any previous negotiations. There have been no representations made by the Landlord or any of its representatives or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument duly executed by the parties to this Lease.

38. EXAMINATION NOT OPTION. Submission of this Lease shall not be deemed to be a reservation of the Premises. Landlord shall not be bound by this Lease until it has received a copy of this Lease duly executed by Tenant and has delivered to Tenant a copy of this Lease duly executed by Landlord, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants. Notwithstanding anything contained in this Lease to the contrary, Landlord may withhold delivery of possession of the Premises from Tenant until such time as Tenant has paid to Landlord any security deposit required by Article 5, the first month’s rent as set forth in Article 3 and any sum owed pursuant to this Lease.

39. RECORDATION. Tenant shall not record or register this Lease or a short form memorandum hereof without the prior written consent of Landlord, and then shall pay all charges and taxes incident such recording or registration.

40. LIMITATION OF LANDLORD’S LIABILITY. Redress for any claim against Landlord under this Lease shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Building. The obligations of Landlord under this Lease are not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its or its investment manager’s trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages.

LANDLORD:		TENANT:

GATEWAY COLORADO PROPERTIES, INC.,		PHENOMIX CORPORATION,
a California corporation		a Delaware corporation

By:	RREEF Management Company, a Delaware corporation

By:	/s/ Peter Lloyd	By:	/s/ Laura K. Shawver
Name:	Peter Lloyd	Name:	Laura K. Shawver, Ph.D
Title:	Vice President/Regional Director	Title:	Chief Executive Officer

Dated:	1/18/07
		By:	/s/ Chris Burnley
		Name:	Chris Burnley
		Title:	Executive Vice President/Chief Operating Officer

		Dated:	1/2/08

ADDENDUM I

This Addendum is attached to and made a part of the Lease agreement dated November 19, 2007 between GATEWAY COLORADO PROPERTIES, INC., a California corporation, (“Landlord”), and PHENOMIX CORPORATION, a Delaware corporation (“Tenant”), for the Premises commonly known as 5930 Cornerstone Court West, Suite 230, San Diego, CA 92121, consisting of approximately 5,995 rentable square feet.

1.	TERMINATION AGREEMENT.

This Lease dated November 19, 2007 between GATEWAY COLORADO PROPERTIES, INC., a California corporation (“Landlord”) and PHENOMIX CORPORATION, a Delaware corporation (“Tenant”) is contingent upon a fully executed Lease Termination Agreement by and between, LEARNSOFT TECHNOLOGY GROUP, INC, a California corporation (“Existing Tenant”) and Landlord. In the event a Lease Termination Agreement is not executed by December     , 2007 with LEARNSOFT TECHNOLOGY GROUP, INC, a California corporation (“Tenant”) this Lease will become null and void, and Landlord shall return to Tenant all sums deposited with Landlord pursuant to this Lease.

2.	SIGNAGE.

Tenant shall be entitled to and Landlord, at Landlord’s sole cost and expense, shall provide and maintain all Building standard lobby directory, suite identification and monument signage. In the event Tenant requires changes to the initial sign installed by Landlord, Tenant shall bear all costs and expense for any revisions to the initial signs installed by Landlord.

3.	OPTION TO RENEW.

Tenant shall, provided the Lease is in full force and effect and Tenant is not in default beyond applicable notice and cure periods under any of the other terms and conditions of the Lease at the time of notification or commencement, have one (1) option to renew this Lease for one additional three (3) year term, for the portion of the Premises being leased by Tenant as of the date the renewal term is to commence, on the same terms and conditions set forth in the Lease, except as modified by the terms, covenants and conditions as set forth below:

a.	If Tenant elects to exercise said option, then Tenant shall provide Landlord with written notice (the “Option Notice”) no earlier than the date which is twelve (12) months and no less than nine (9) months prior to the expiration of the then current term of the Lease. If Tenant fails to provide such notice, Tenant shall have no further or additional right to extend or renew the term of the Lease.

b.	The Annual Rent and Monthly Installment in effect at the expiration of the then current term of the Lease shall be increased to reflect the current fair market rental for comparable space in the Building and in other similar buildings in the Sorrento Mesa rental market as of the date the renewal term is to commence, taking into account the specific provisions of the Lease which will remain constant. Landlord shall advise Tenant of the new Annual Rent and Monthly Installment for the Premises no later than thirty (30) days after receipt of Tenant’s written request therefore. Said request shall be made no earlier than thirty (30) days prior to the first date on which Tenant may exercise its option under this Paragraph. Said notification of the new Annual Rent may include a provision for its escalation to provide for a change in fair market rental between the time of notification and the commencement of the renewal term.

In the event Tenant exercises its option to extend but objects to Landlord’s determination of the Option Rent concurrently with its exercise of the option to extend, Landlord and Tenant shall attempt to agree in good faith upon the Option Rent. If Landlord and Tenant fail to reach agreement within thirty (30) days following Tenant’s delivery of the Option Notice (the “Outside Agreement Date”), then each party shall make a separate determination of the Option Rent within five (5) business days after the Outside Agreement Date, concurrently exchange such determinations and such determinations shall be submitted to arbitration in accordance with Sections (i) through (vii) below.

(i) Landlord and Tenant shall each appoint one arbitrator who shall by profession be a real estate broker or appraiser who shall have been active over the five (5) year period ending on the date of such appointment in the leasing (or appraisal, as the case may be) of commercial high-rise properties in the Sorrento Mesa area of San Diego. The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Option Rent is the closest to the actual Option Rent, as determined by the arbitrators, taking into account the requirements of this Addendum (i.e., the arbitrators may only select Landlord’s or Tenant’s determination and shall not be entitled to make a compromise determination). Each such arbitrator shall be appointed within fifteen (15) business days after the applicable Outside Agreement Date.

Addendum I - Page 1

(ii) The two (2) arbitrators so appointed shall within five (5) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) arbitrators.

(iii) The three (3) arbitrators shall within five (5) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Option Rent and shall notify Landlord and Tenant thereof.

(iv) The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant.

(v) If either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) business days after the applicable Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator’s decision shall be binding upon Landlord and Tenant.

(vi) If the two (2) arbitrators fail to agree upon and appoint a third arbitrator, or both parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the Option Rent be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association, but subject to the instruction set forth in this Section 3.

(vii) The cost of arbitration shall be paid by Landlord and Tenant equally.

c. This option is not transferable; the parties hereto acknowledge and agree that they intend that the aforesaid option to renew this Lease shall be “personal” to Tenant as set forth above and that in no event will any assignee or sublessee (other than any assignee or sublessee in a Permitted Transfer) have any rights to exercise the aforesaid option to renew.

4.	CONNECTING STAIRWAY.

Tenant shall be allowed to construct a Stairway up the hillside on the northwest corner of the Property to connect the parking lot of the Building with the back parking lot of 5871 Oberlin Drive (the “Stairway”) which design an location shall be mutually agreeable by Tenant and Landlord. Tenant’s rights conferred under this Lease shall be limited only to the construction on the real property owned by Landlord. Landlord will use its reasonable efforts to coordinate with Tenant and Tenant’s adjacent property landlord, Dan Ryan/Veralliance Properties (“Adjacent Property Owner”), in accommodating such request, to connect the Stairway to a continuation thereof on the real property owned by Adjacent Property Owner; provided, however, all investigation, permitting, engineering, consultants and construction costs shall be fully borne by Tenant. The use of such Stairway shall be personal to Tenant, its successors and assigns, shall not be part of the Premises, Building, or Common Areas of the Building, Tenant shall have the right to control the use of the Stairway, and remove the Stairway at any time, provided Tenant causes the area of construction to be reasonably restored to its condition existing prior to the construction of the Stairway. Tenant shall be required to repair and maintain the Stairway at its’ sole cost and expense. Such Stairway shall be constructed by Tenant subject to the requirements described herein applicable to the Tenant Improvements; provided however, that in any provision of Exhibit B which provides for Landlord’s approval or disapproval within a certain time frame, as to construction of the Stairway only, failure of Landlord to so approve or disapprove within the required time frame shall be deemed approval. Upon the expiration or earlier termination of this Lease, at Landlord’s request, Tenant shall cause such Stairway to be removed, and the area of construction to be reasonably restored to its condition existing prior to the construction of the Stairway. It is hereby understood and agreed that no representations respecting the ability of Tenant to construct a Stairway have been made by Landlord to Tenant and Landlord shall not be liable for Tenant’s inability to construct such Stairway and the Lease shall remain in full force and effect if the Stairway can not be constructed. Tenant shall protect, indemnify and hold the Landlord Entities harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of (a) any damage to any property (including but not limited to property of any Landlord Entity) or any injury (including but not limited to death) to any person using or any act occurring on the Stairway to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault, or omission by or of Tenant or any Tenant Entity to meet any standards imposed by any duty with respect to the injury or damage; Tenant’s failure to comply with any and all governmental laws, ordinances and regulations applicable to

Addendum I – Page 2

the construction, condition or use of the Stairway to the extent Tenant was responsible for compliance. The provisions of this Article shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.

5.	FIRST RIGHT OF OFFER TO EXPAND INTO ADJACENT SPACE.

Provided Tenant is not then in default hereunder beyond the expiration of any applicable notice and cure periods, Tenant shall have the first right of offer to expand (“Expansion Option”) into the adjacent suite 5930 Cornerstone Court West, Suite 260, consisting of approximately 3,755 rentable square feet (the “Expansion Space”) provided it becomes available during the initial term of the Lease. This First Right of Offer is only exercisable if the existing tenant occupying the Expansion Suite, Association Archives/Blue Sky Software, does not exercise their right to extend their lease. The terms for such First Right of Offer shall be based on the fair market terms. In the event the Expansion Space becomes available Landlord shall not lease the Expansion Space without first giving Tenant written notice of the availability of the Expansion Space (“Landlord’s Notice”) detailing the fair market terms of the expansion, and providing Tenant with the opportunity to exercise its First Right of Offer. Tenant shall have the right, within five (5) business days after Tenant’s receipt of the Landlord Notice, to give Landlord written notice whether or not Tenant desires to lease the Expansion Space on the terms and conditions ser forth in Landlord’s Notice. Tenant’s failure to deliver a written notice to Landlord within five (5) business days after Tenant’s receipt of the Landlord Notice shall be deemed Tenant’s waiver of the First Right of Offer and Landlord shall thereafter have the right to lease the Expansion Space free and clear of any rights of Tenant hereunder.

LANDLORD:		TENANT:

GATEWAY COLORADO PROPERTIES, INC., a California corporation		PHENOMIX CORPORATION, a Delaware corporation

RREEF Management Company, a Delaware corporation

By:	/s/ Peter Lloyd	By:	/s/ Laura K. Shawver
Name:	Peter Lloyd	Name:	Laura K. Shawver, Ph.D
Title:	Vice President/Regional Director	Title:	Chief Executive Officer

Dated:	1/18/07
		By:	/s/ Chris Burnley
		Name:	Chris Burnley
		Title:	Executive Vice President/Chief Operating Officer

		Dated:	1-2-08

Addendum I – Page 3

EXHIBIT A — SITE PLAN

EXHIBIT A-1 — FLOOR PLAN DEPICTING THE PREMISES

EXHIBIT B — INITIAL ALTERATIONS

attached to and made a part of Lease bearing the

Lease Reference Date of November 19, 2007 between

GATEWAY COLORADO PROPERTIES, INC., a California corporation, as Landlord and

PHENOMIX CORPORATION, a Delaware corporation, as Tenant

WORK LETTER (Tenant Build with Allowance)

This WORK LETTER (“Agreement”) is being entered between, GATEWAY COLORADO PROPERTIES. INC., a California corporation (“Landlord”), and PHENOMIX CORPORATION, a Delaware corporation (“Tenant”), in connection with the execution of the Lease between Landlord and Tenant of even date herewith (“Lease”), who hereby agree as follows:

1. General.

(a) The purpose of this Agreement is to set forth how the Tenant Improvements (as defined in Section 6 below) in the Premises are to be constructed, who will undertake the construction of the Tenant Improvements, who will pay for the construction of the Tenant Improvements, and the time schedule for completion of the construction of the Tenant Improvements.

(b) Except as defined in this Agreement to the contrary, all terms utilized in this Agreement shall have the same meaning ascribed to them in the Lease.

(c) The provisions of the Lease, except where clearly inconsistent or inapplicable to this Agreement, are incorporated into this Agreement.

(d) The Tenant Improvements shall be constructed pursuant to this Agreement by Tenant and Landlord shall reasonably cooperate with Tenant and its agents and contractors in the construction of the Tenant Improvements.

2. Commencement Date. The “Commencement Date” shall have the definition set forth in Section 2.1 of the Lease.

(a) Force Majeure Delay. The term “Force Majeure Delay” as used in the Lease or this Agreement shall mean any actual delay in the design and construction of the Tenant Improvements and the move into the Premises which is attributable to any: (1) actual delay or failure to perform attributable to any strike, lockout or other labor or industrial disturbance (whether or not on the part of the employees of either party hereto), civil disturbance, future order claiming jurisdiction, act of a public enemy, war, riot, sabotage, blockade, embargo, inability to secure customary materials, supplies or labor through ordinary sources by reason of regulation or order of any government or regulatory body; (2) delay attributable to the failure of Landlord and/or Tenant to secure building permits and approvals within the same time period that normally prevailed for obtaining such permits at the time this Lease was negotiated; (3) delay in completing the Final Plans and/or the construction of the Tenant Improvements because of changes in any applicable laws, including, without limitation, the Americans with Disabilities Act (the “ADA”), or the Base Building Plans, or the interpretation thereof; or (4) delay attributable to lightning, earthquake, fire, storm, hurricane, tornado, flood, washout, explosion, or any other similar industry-wide or Project-wide cause beyond the reasonable control of the party from whom performance is required, or any of its contractors or other representatives.

(b) Landlord Delay. The term “Landlord Delay” as used in the Lease or this Agreement shall mean any actual delay in the design and construction of the Tenant Improvements or the move into the Premises which is due to any act or omission of Landlord, its agents or contractors (including acts or omissions while acting as agent or contractor for Tenant) or any delay caused by Landlord’s breach of any obligation of the Lease or this work letter. The term Landlord Delay shall include, without limitation, any:

(1) delay in the giving of authorizations or approvals by Landlord; (2) delay attributable to the acts or failures to act of Landlord, its agents or contractors, where such acts or failures to act delay the completion of the Tenant Improvements. Tenant shall notify Landlord in writing of a claim of Landlord delay. If a Landlord Delay has taken place, then, in addition to any abatement of rent otherwise provided under the Lease, all Annual Rent and additional rent will be abated on a one for one day basis commencing on the Commencement Date. Any costs to reinforce the foundation or the roof solely due to Tenant’s improvements to the Premises shall be at Tenant’s sole cost and expense (which reinforcement (if any) shall be described in the Final Plans).

(c) Tenant Delay. In no event shall the Commencement date of the Lease be extended or delayed due or attributable to delays due to the fault of Tenant (“Tenant Delays”). Tenant Delays shall include delays caused by or resulting from any one or more of the following:

(i) Tenant’s request for or use of special materials, finishes or installations which are not readily available;

(ii) Change orders requested by Tenant to the extend of the delay period specified in an approved changed order or the actual delay period, if shorter;

(iii) Tenant’s obtaining or failure to obtain any necessary governmental approvals or permits for Tenant’s intended use of the Premises.

3. Preparation of Plans and Construction Schedule and Procedures. Tenant shall arrange for the construction of the Tenant Improvements in accordance with the following:

(a) Selection of Design Team. Tenant shall select an architect (“Architect”) and an engineer (“Engineer”) familiar with all applicable laws and registered in the State of California. The Architect and the Engineer shall be selected by Tenant subject to Landlord’s consent, which consent shall not be unreasonably withheld, and which consent (or refusal to consent for reasonable reasons) shall be granted within five (5) business days after Tenant has submitted the name of the Architect and the Engineer in writing to Landlord. This procedure shall be repeated until the Architect and the Engineer are finally approved by Landlord and written consent has been delivered to and received by Tenant. Landlord hereby consents to the use of Delawie, Wilkes Rodriques and Barker or Ferguson Pape Baldwin Architects as the Architect if Tenant so selects such firm.

(b) Preparation and Approval of Space Plan. Tenant shall submit to the Architect all additional information, including occupancy requirements for the Premises, necessary to enable the Architect to prepare a space plan showing all demising walls, corridors, entrances, exits, doors, interior partitions, and the locations of all offices, conference rooms, computer rooms, mini-service kitchens, etc. (“Space Plan”) and the Working Drawings (as defined below). Tenant shall submit to Landlord the Space Plan for Landlord’s review and approval, which approval shall not be unreasonably withheld. Within three (3) () business days after Landlord receives the Space Plan, Landlord shall either approve or provide Tenant with the reasons that Landlord is reasonably disapproving the Space Plan and return the Space Plan to Tenant. In such event, Tenant shall cause the Architect to make the necessary changes necessary in order to address Landlord’s reasonable comments and shall return the Space Plan to Landlord, which Landlord shall approve or disapprove within three (3) business days after Landlord receives the revised Space Plan. This procedure shall be repeated until the Space Plan is approved by Landlord and written approval has been delivered to and received by Tenant. The complete Space Plan shall be submitted by Tenant to Landlord in one package and at one time, and the time periods for Landlord’s approval shall apply with respect to each resubmittal until finally approved Landlord.

(c) Preparation and Approval of Working Drawings. After the Space Plan is approved by Landlord, Tenant shall submit to Landlord drawings prepared by the Architect (“Working Drawings”) which shall include Building standard items, mutually agreeable upgrades or modifications, comply with all applicable laws, be capable of logical measurement and construction, contain all such information as may be required for the construction of the Tenant Improvements, and the preparation of the Engineering Drawings (as defined in Subsection (e) below), and contain all partition locations, plumbing locations, air conditioning system and duct work, special air conditioning requirements, reflected ceiling plans, office equipment locations and special security systems. The Working Drawings shall be submitted in one package at one time, and the time periods for Landlord’s approval shall apply with respect to each resubmittal until finally approved by Landlord.

Landlord shall approve the Working Drawings within three (3) business days after receipt of same or designate by notice given within such time period to Tenant the specific changes reasonably required to be made to the Working Drawings in order to correct any problem and shall return the Working Drawings to Tenant. Tenant shall make the necessary changes necessary in order to correct any such problem reasonably identified by Landlord and shall return the Working Drawings to Landlord, which Landlord shall approve or disapprove within three (3) business days after Landlord receives the revised Working Drawings. This procedure shall be repeated until all of the Working Drawings are approved by Landlord and written approval has been delivered to and received by Tenant. Landlord shall notify Tenant at the time it approves the Working Drawings of improvements which Landlord requires to be removed upon the expiration of the Term.

Landlord’s approval of any drawings shall not in any way relieve the Architect, Engineers or General Contractor of their obligations, responsibilities, or liabilities associated with the design and/or construction of this project. Landlord’s approval is limited in scope as set forth in the terms and conditions of this Agreement.

(d) Preparation and Approval of Engineering Drawings. After the Working Drawings are finally approved by Landlord, Tenant shall submit to Landlord, for Landlord’s review and approval, engineering drawings prepared by the Engineer, showing complete mechanical, electrical, plumbing, HVAC, telecommunication, and computer cabling plans (“Engineering Drawings”). The Engineering Drawings may be submitted in one (1) or more stages and at one or more times, and the time periods for Landlord’s approval shall apply with respect to each such portion submitted.

Landlord shall approve the Engineering Drawings, or such portion as has from time to time been submitted, within three (3) business days after receipt of same or designate by notice given within such time period to Tenant the specific changes reasonably required to be made to the Engineering Drawings in order to correct any problem, and shall return the Engineering Drawings to Tenant. Tenant shall make the minimum changes necessary in order to correct any such problem reasonably identified by Landlord and shall return the Engineering Drawings to Landlord, which Landlord shall approve or disapprove within three (3) business days after Landlord receives the revised Engineering Drawings. This procedure shall be repeated until the Engineering Drawings are approved by Landlord and written approval has been delivered to and received by Tenant.

(e) Integration of Working Drawings and Engineering Drawings into Final Plans. After Landlord has approved the Engineering Drawings, Tenant shall cause the Architect to integrate the approved Working Drawings with the approved Engineering Drawings (collectively “Final Plans”) and deliver the Final Plans to Landlord. Tenant may submit the Final Plans in one (1) or more stages and at one or more times, and the time periods for Landlord’s approval shall apply with respect to each such portion submitted.

Landlord shall approve the Final Plans within three (3) business days after receipt of same or designate by notice given within such time period to Tenant the specific changes reasonably required to be made to the Final Plans in order to correct any problem, and shall return the Final Plans to Tenant. Tenant shall make the changes necessary in order to correct any such problem reasonably identified by Landlord and shall return the Final Plans to Landlord, which Landlord shall approve or disapprove within three (3) business days after Landlord receives the revised Final Plans. This procedure shall be repeated until all of the Final Plans are finally approved by Landlord and written approval has been delivered to and received by Tenant.

4. Contractor and Review of Plans.

(a) Selection of Tenant’s Contractor. Tenant shall select a contractor (“Tenant’s Contractor”) familiar with all applicable laws, subject to the approval of Landlord, which approval will not be unreasonably withheld and shall be granted (or refused for reasonable reasons) within three (3) business days after Tenant’s request for such approval. Tenant may have Landlord approve three (3) or more contractors prior to competitive bidding. Tenant may enter into a construction contract with the Tenant’s Contractor at a mutually agreed upon price.

(b) Landlord’s Review Responsibilities. Tenant agrees and understands that the review of all plans pursuant to this Agreement by Landlord is solely to protect the interests of Landlord in the Building, and, with the exception of the Base Building Plans, Landlord shall not be the guarantor of, nor responsible for, the correctness or accuracy of any such plans or compliance of such plans with applicable laws.

(c) Review Costs. Tenant shall not reimburse to Landlord costs incurred in approving the Space Plan, Working Drawings, Engineering Drawings and Final Plans or for any other review or supervisory work in connection with the Tenant Improvements, except for the fee described in Section 7 below.

5. Construction of the Tenant Improvements. Tenant shall submit the approved Working Drawings to the appropriate governmental body or bodies for final plan checking and a building permit. Tenant may commence construction of the Tenant Improvements prior to final approval of the Final Plans by Landlord and prior to obtaining a building permit so long as Tenant has notified Landlord and obtained Landlord’s approval and provided that Tenant subsequently obtains such final approval of the Final Plans and a building permit. After selection of Tenant’s Contractor, Tenant shall enter into a construction contract with Tenant’s Contractor to cause the construction of the Tenant Improvements which shall be carried out in conformance with the Working Drawings, as the same may be amended from time to time with the reasonable approval of Landlord, in a good and workmanlike manner. Tenant shall see that the construction complies with all applicable building, fire, health and sanitary codes and regulations. Said contract shall include a provision for compliance with Landlord’s Rules and Regulations. Violations in connection with the work performed under this Work Letter of Landlord’s rules, regulations and requirements concerning health, safety, the Building Structure or the Building Systems as set forth in this Lease in Sections 5(a) –(p) below or the Rules and Regulations (Exhibit D) shall constitute a default of this Lease if not corrected by Tenant and/or Tenant’s Contractor within two (2) business days notice by Landlord to Tenant, except that if Tenant or Tenant’s Contractor begins to cure its failure within the two (2) business day period, but cannot reasonably complete its cure within such period, then, so long as Tenant or Tenant’s Contractor continues to diligently attempt to cure its failure, the forty-eight (48) hour period will be extended for such time as is reasonably necessary to complete the cure. Landlord shall have the right to post a notice of non-responsibility at a prominent location at the Building.

It shall be the responsibility of Tenant to enforce the following requirements of Tenant’s Contractor, and all subcontractors of Tenant’s Contractor, at every level:

(a) Any damage to the Premises or the Building caused by Tenant’s Contractor shall be at the sole cost and expense of Tenant.

(b) Tenant’s Contractor shall be responsible for the repair, replacement and clean up of any damage by Tenant’s Contractor to the Premises and the Building, including but not limited to access ways to the Premises, which may be concurrently used by others.

(c) Any rework of sub-base or compaction performed outside the Premises and required after Tenant’s Contractor’s initial acceptance of such area shall be done by Tenant’s Contractor, which shall include the removal from the Premises of any excess soil or debris. All work shall be done in accordance with all applicable laws and industry standard construction practices and, as required, in compliance with specifications of a soils engineer or consultant as approved by Landlord, which approval will not be unreasonably withheld, conditioned or delayed.

(d) Tenant’s Contractor shall be allowed to store customary materials, tools and supplies within the Premises if and only if those items are to be used on the improvements of said leased Premises. Landlord reserves the right, in its reasonable discretion, to revoke said approval to allow Tenant’s Contractor to store items within the Premises should the Contractor fail to maintain an orderly jobsite after written notice and a reasonable opportunity to cure. In no way shall the storage of materials, tools or supplies prevent or reduce Landlord’s insurance and the Landlord is in no way liable for the loss or damage of stored materials. Tenant’s Contractor shall park construction vehicles in areas reasonably designated by Landlord.

(e) All trash and surplus construction materials shall be stored within the Premises or at a location outside the premises designated by the Landlord, in its sole discretion, and shall be promptly removed from the Premises.

(f) Subject to Section 11 below, Tenant’s Contractor shall provide temporary utilities, portable toilet facilities and potable drinking water as Tenant determines necessary for the completion of the Tenant Improvements.

(g) Noise shall be kept to a minimum at all times.

(h) Subject to Landlord’s obligations under the Lease, Tenant and Tenant’s Contractor are responsible for compliance with all applicable codes and regulations of duly constituted authorities having jurisdiction as far as the performance of the Tenant Improvements is concerned and for all applicable safety regulations established by the Landlord, OSHA or other regulatory agencies. Prior to commencement of construction, Tenant shall submit to Landlord evidence of insurance as required by this Lease and evidence of insurance for Tenant’s Contractor naming Landlord its Landlord affiliated companies acting as agents successor and/or assigns as additional insureds. Tenant’s Contractor’s insurance limits and quality of carrier shall be equal to or exceed those requirements and obligations of the Tenant as set forth in the Lease. In addition, Tenant or Tenant’s Contractor shall be required to carry Builders Risk Insurance covering the existing tenant improvements and the improvements to be constructed.

(i) Tenant’s Contractor shall not post signs on any part of the Building, without Landlord’s prior written approval.

(j) Tenant shall be responsible for and shall obtain and record a Notice of Completion promptly following completion of the Tenant Improvements. Tenant shall be obliged to provide a copy of said Notice and recordation to the Landlord.

(k) Intentionally Omitted.

(l) Tenant shall execute an AIA Standard General Contractor’s Agreement between Tenant and Tenant’s Contractor, with appropriate addenda (the “Construction Contract”).

(m) Tenant shall include within the Construction Contract a representation and warranty by the Contractor that it is familiar with the project site, that it has inspected the Premises and has satisfied itself as to the condition thereof, including, without limitation, all structural, surface and subsurface conditions.

(n) All required permits and approvals, including but not limited to Planning, Building, Fire, and Health department permits, must be obtained and all necessary calculations, including, but not limited to, those required under Title 24, must be submitted to the local governing agencies for all work to be performed by Tenant or Tenant’s Contractor in the Premises.

(o) Any modifications to the Building exterior shall be subject to Landlord’s prior approval. No Romex wiring shall be allowed. No equipment shall be placed upon the roof as a result of the Tenant Improvements unless approved by Landlord.

(p) Landlord, at Landlord’s reasonable discretion, may from time to time establish such other reasonable rules and regulations for protection of property and the general safety of occupants and invitees of the Building. Such rules and regulations shall apply to Tenant and Tenant’s Contractor as though established upon the execution of this Exhibit B.

6. Tenant Improvements. The term “Tenant Improvements” shall mean all improvements shown in the Final Plans as integrated by the Architect, and, to the extent specified in the Final Plans, all signage, built-ins, related cabinets, reception desks to the extent specified in the mill work or comparable contracts, and all carpets and floor coverings, but, except as provided above, Tenant Improvements shall not include any personal property of Tenant.

7. Tenant Improvement Allowance. Provided that the Tenant’s Improvements is constructed by Tenant’s Contractor in accordance with this Exhibit B, Landlord shall reimburse Tenant for Tenant’s actual design and construction costs up to a maximum of Five Dollars ($5.00) per rentable square foot of the Premises for (the “Tenant Improvement Allowance”). The Tenant Improvement Allowance shall be disbursed by Landlord as provided below for costs requested and incurred by Tenant related to the construction of the Tenant Improvements including the following items and costs : (i) payment of the fees of the “Architect” and the “Engineers”; (ii) the payment of plan check, permit and license fees relating to construction of the Tenant Improvements; (iii) the cost of the construction of the Tenant Improvements, including testing and inspection costs, trash removal costs, and contractors’ fees and general conditions; (iv) the cost of any changes to the plans and drawings; and (v) other mutually agreeable costs incurred in connection with the construction of the Tenant Improvements; (vi) Landlord’s two percent (2%) supervision fee in connection with the design or construction of the Tenant Improvements, and (vii) all reasonable and actual costs for Tenant’s construction manager. Landlord shall disburse the Tenant Improvement Allowance as follows:

7.1 Thirty (30) days following the completion of the Tenant Improvements, Landlord shall disburse to Tenant, or upon written request from Tenant, Tenant’s Contractor, monies from the Tenant Improvement Allowance. Prior to Landlord making a disbursement, Tenant shall deliver to Landlord copies of all insurance certificates required under this Lease and Agreement together with a written request for payment, approved by Tenant, in a form which is reasonably acceptable to Landlord which shall include the following: (A) third party invoice(s) for labor rendered and materials delivered with respect to such payment request in an amount not less than the amount of the Tenant Improvement Allowance Tenant has requested be reimbursed; (B) copies of applicable, duly executed mechanic’s lien releases in compliance with California Civil Code Section 3262(d) from the general Contractor performing work described in the payment request; and (C) proof that Tenant has previously paid the invoices described in the payment request. Within thirty (30) days after Landlord has received all of this information, Landlord shall deliver a check to Tenant in an amount equal to such payment request. Notwithstanding the foregoing, Landlord shall not be obligated to disburse to Tenant the last ten percent (10%) of the Improvement Allowance until the requirements of Section 7.2 have been satisfied.

7.2 After the Tenant Improvements have been completed in accordance with the Landlord approved final Plans and specifications, Tenant shall deliver to Landlord (A) properly executed mechanics lien releases in compliance with California Civil Code Section 3262(d)(3) or Section 3262(d)(4), executed by the general Contractor performing work in the Premises; (B) a certificate from the Architect, on an AIA form or on another form reasonably acceptable to Landlord certifying that the construction of the Tenant Improvements in the Premises has been substantially completed; (C) a set of “as built” plans and specifications to Landlord; (D) all construction warranties and guarantees in connection with the construction of the Tenant’s Improvements to the extent obtained; (E) Tenant has provided to Landlord copies of all insurance certificates required under this Lease; (F) A temporary or final certificate of occupancy for the Premises has been issued by the appropriate governmental agency, and a copy thereof provided to Landlord; and (G) Landlord has inspected and reasonably approved the Tenant’s Improvements and is reasonably satisfied that the Tenant’s Improvements has been performed in a good and workmanlike manner in accordance with the approved Final Plans; provided, however, no such inspection shall impose any liability upon Landlord, nor absolve Tenant or Tenant’s Contractor from liability for any defect or failure to comply with the requirements hereof. Landlord shall complete such inspection within three (3) days of the date Tenant notifies Landlord that the Premises are ready for inspection and will notify Tenant in writing of any objection that Landlord may have to any of the work performed by Tenant therein within three (3) business days of such inspection. Within thirty (30) days after receiving the foregoing information, Landlord shall reimburse to Tenant the remaining ten percent (10%) of the Tenant Improvement Allowance not otherwise previously paid for in accordance with Section 7.1 above.

8. Change Orders. In the event that Tenant requests any changes to the Final Plans, Landlord shall not unreasonably withhold its consent to any such changes, and shall grant its consent to such reasonable changes within three (3) business days after Landlord’s receipt of same, provided the changes do not create an unreasonable problem.

9. Approvals. Except as otherwise specified herein, to the extent any approval is required of Landlord hereunder, such approval shall not be unreasonably withheld or conditioned. Unless otherwise specified herein, any response to a submittal shall be in writing and the time for any approval, disapproval or comments with respect to any submittal shall be three (3) business days from the date of such submittal, and if written disapproval of such submittal is not delivered to Tenant within the specified time period, such submittal shall be deemed approved. If Landlord approves any item shown on any submittal, Landlord my not thereafter disapprove such item in connection with a later submittal. If Landlord disapproves any submittal, Landlord shall accompany such disapproval with a written statement detailing the Landlord’s specific objections to such submittal. Tenant may re-submit any plans or drawings following a rejection by Landlord of same.

10. No Miscellaneous Charges. Neither Tenant nor the Contractor shall be charged for parking for Tenant’s Architects, contractors and subcontractors (including those people working on the Tenant Improvements), electricity, water, toilet facilities, and HVAC, during the construction of the Tenant Improvements and Tenant’s move into the Premises (until the occurrence of the Commencement Date). Such equipment, specific areas, and utilities shall be made reasonably available to the Contractor and the subcontractors during the construction of the Tenant Improvements and Tenant’s move into the Premises. Tenant may place and use a construction trailer on the parking lot in a reasonably convenient location designated by Landlord during the construction of the Tenant Improvements and Landlord will provide electricity to the trailer during such use.

11. Presence of Hazardous Materials. Any mutually agreed upon reasonable costs incurred by Tenant because of the presence of Hazardous Materials in the Building that would not have been incurred had the Building not contained Hazardous Materials (“H.M. Costs”) shall be reimbursed by Landlord to Tenant within thirty (30) days after receipt by Landlord from Tenant of an invoice documenting and evidencing such H.M. Costs. The amount of such reimbursements shall be separate and apart from, and in addition to, the Tenant Improvement Allowance and shall not be deducted from the Tenant Improvement Allowance. Any delay incurred by Tenant in the design or construction of its Tenant Improvements because of the presence of Hazardous Materials shall constitute a Landlord Delay.

12. Life-Fire Safety Codes/Disabled Access Codes/Earthquake Safety Codes. In the event that, because the Premises and/or the Building do not comply with current laws applicable to new construction, including but not limited to life-fire safety codes, disabled access codes (including, without limitation, the ADA), and/or earthquake safety codes, Tenant incurs increased design or construction costs that it would not have incurred had the Premises and/or the Building or site already been in compliance with the laws which are applicable to new construction, then such costs shall be reimbursed by Landlord to Tenant within thirty (30) days after receipt by Landlord from Tenant of an invoice documenting and evidencing such increased costs, provided such costs are reasonable, the Tenant notifies the Landlord in writing within five (5) business days of its receipt of notice, if any, from a code official, governmental or regulatory agency of such non-compliant condition, and the condition was existing prior to Tenant’s occupancy or prior to commencement of the project. The amount of such reimbursement shall be separate and apart from, and in addition to, the Tenant Improvement Allowance and shall not be deducted from the Tenant Improvement Allowance. Any delay in the design or construction of the Tenant Improvements because of the non-compliance of the Building with the laws which are applicable to new construction shall constitute a Landlord Delay. Notwithstanding the foregoing, in lieu of causing any portions of the Building outside of the Premises to comply with current laws applicable to new construction, including but not limited to life-fire safety codes, disabled access codes (including, without limitation, the ADA), and/or earthquake safety codes, Tenant may require Landlord to perform such work, at its sole cost and expense. Landlord shall not be required to perform any work to comply with current laws for any instance that Tenant’s constructed improvements specific to Tenant’s use of the Premises that are not standard office building improvements caused the required compliance.

13. Delivery of Premises to Tenant and Condition of Premises. Landlord shall deliver possession of the Premises to Tenant at the time set forth in the Lease.

14. Power Upgrade. Tenant shall be solely responsible for upgrading power in the Premises to its required specifications.

15. No Landlord Liability. Unless caused by or resulting from the negligence or willful misconduct of Landlord, its agents, employees or contractors, Landlord shall not be liable for any loss, cost, damage or expense incurred or claimed by Tenant or any other person or party on account of the construction or installation of the Tenant Improvements or any other person or party on account of the construction or installation of the Tenant Improvements or any other improvements to the Building made by Tenant. Tenant shall see that the construction complies with all applicable building, fire, health and sanitary codes and regulations. Landlord assumes no liability or responsibility resulting from the failure of the Tenant to comply with all applicable governmental laws, codes and regulations or for any defect in any of the Tenant Improvements or other Alteration to the Premises made by Tenant. Tenant further agrees to indemnify, defend and hold harmless Landlord and Landlord’s Entities from any loss, cost, damage or expense for personal injury or property damage incurred, claimed, asserted or arising in connection with any of the Tenant Improvements unless caused by or resulting from the negligence or willful misconduct of Landlord, its agents, employees or contractor, or from any breach of the Lease or this Work Letter by Landlord. Notwithstanding the foregoing, after the expiration or termination of the Term of the Lease, Tenant shall not be liable for any loss, cost, damage or expense incurred or claimed on account of the construction of the Tenant Improvements or any other improvements to the Premises made by Tenant.

16. Access. Except as otherwise provided, Landlord, its agents or contractors will provide Tenant, its agents or contractors, access to and use of the Building or Building facilities or services (including the roof and common areas), including service elevators and loading docks, which access and use are important for the orderly and continuous performance of the work necessary to complete the Tenant Improvements. All freight and materials deliveries shall be limited to the freight elevators of the Building.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first written above.

LANDLORD:		TENANT:

GATEWAY COLORADO PROPERTIES, INC., a California corporation		PHENOMIX CORPORATION, a Delaware corporation

By:	RREEF Management Company, a Delaware corporation

By:	/s/ Peter Lloyd	By:	/s/ Laura K. Shawver
Name:	Peter Lloyd	Name:	Laura K. Shawver, Ph.D
Title:	Vice President/Regional Director	Title:	Chief Executive Officer

Dated:	1/18/07
		By:	/s/ Chris Burnley
		Name:	Chris Burnley
		Title:	Executive Vice President/Chief Operating Officer

Dated: 1-2-08

EXHIBIT C — COMMENCEMENT DATE MEMORANDUM

EXHIBIT D — RULES AND REGULATIONS